UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Cubist Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CUBIST PHARMACEUTICALS, INC.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Cubist Pharmaceuticals, Inc., or the 2006 Annual Meeting, will be held at our corporate offices, 65 Hayden Avenue, Lexington, MA 02421, on Thursday, June 8, 2006, at 8:30 A.M., local time, for the following purposes:

1.                 To elect two (2) Class I directors, each to hold office for a three-year term and until his successor has been duly elected and qualified.

2.                 To ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2006.

3.                 To consider and vote upon a proposal to amend and restate the Amended and Restated 2002 Directors’ Stock Option Plan, or Directors’ Plan, as the Amended and Restated 2002 Directors’ Equity Incentive Plan.

4.                 To transact such other business as may properly come before the 2006 Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed April 12, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2006 Annual Meeting. Accordingly, only stockholders of record at the close of business on April 12, 2006 will be entitled to notice of, and to vote at, such meeting or any adjournments thereof.

To ensure your representation at the 2006 Annual Meeting, however, you are urged to vote by proxy by following one of these steps as promptly as possible:

(a)          Vote via telephone (toll-free) in the United States or Canada (see instructions on the enclosed proxy card);

(b)          Vote via the Internet (see instructions on the enclosed proxy card); or

(c)           Complete, date, sign and return the enclosed proxy card (a postage-prepaid envelope is enclosed).

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or telephone are set forth on the enclosed proxy card and must be completed by 2:00 a.m. Eastern Time on June 8, 2006. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card, vote via the Internet or telephone, or attend the 2006 Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

By Order of the Board of Directors,

CHRISTOPHER D.T. GUIFFRE
Secretary

April 26, 2006

NOTE:               THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE ACCOMPANYING PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE 2006 ANNUAL MEETING, PLEASE VOTE VIA THE INTERNET OR TELEPHONE, OR COMPLETE, DATE, SIGN AND MAIL THE ACCOMPANYING PROXY CARD AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE 2006 ANNUAL MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This Proxy Statement is furnished to the holders of the common stock, $.001 par value per share, of Cubist Pharmaceuticals, Inc., which we refer to in this Proxy Statement as “Cubist” or the “Company,” in connection with the solicitation of proxies on behalf of our Board of Directors, or Board, for use at the 2006 Annual Meeting to be held at our principal executive office at 65 Hayden Avenue, Lexington, Massachusetts on Thursday, June 8, 2006 at 8:30 A.M. local time or at any adjournment or postponement of such meeting. The purposes of the 2006 Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of 2006 Annual Meeting of Stockholders. The Board knows of no other business that will come before the 2006 Annual Meeting.

This Proxy Statement and proxies for use at the 2006 Annual Meeting will be first mailed to stockholders on or about April 26, 2006, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or telegram by our officers or regular employees. We have retained Computershare Limited, or Computershare, and The Altman Group, Inc., or Altman, to organize the distribution and return of the proxy materials. Computershare is paid approximately $20,000 annually for various services related to the Proxy Statement, including those rendered in connection with our 2006 Annual Meeting. Altman will be paid no more than $2,000 to distribute the proxy materials and to solicit the vote of stockholders.

An Annual Report on Form 10-K, containing audited financial statements for our fiscal year ended December 31, 2005, accompanies this Proxy Statement.

Voting and Revocability of Proxy

Registered stockholders can vote their shares via (1) a toll-free telephone call from the U.S. or Canada, (2) the Internet, or (3) by mailing their signed proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. We have been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any registered stockholder interested in voting via telephone or the Internet are set forth on the enclosed proxy card.

Stockholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of such authority by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the 2006 Annual Meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to (i) approve Proposal No. 1 to elect the Class I nominees to the Board, (ii) approve Proposal No. 2 to ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending

December 31, 2006, and (iii)  approve Proposal No. 3 to amend and restate the Directors’ Plan, all as set forth in the accompanying Notice of 2006 Annual Meeting of Stockholders and in accordance with the proxy’s best judgment on any other matters that may properly come before the 2006 Annual Meeting.

Record Date and Voting Rights

Only stockholders of record at the close of business on April 12, 2006, are entitled to notice of, and to vote at, the 2006 Annual Meeting, or any adjournment or postponement of such meeting. On April 12, 2006, we had outstanding 54,294,886 shares of common stock, each of which is entitled to one vote upon each of the matters to be presented at the 2006 Annual Meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock on April 12, 2006 will constitute a quorum for the transaction of business at the 2006 Annual Meeting. Votes withheld from any nominee, abstentions, and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the 2006 Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

In the election of directors, the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2006 Annual Meeting, in person or by proxy, is required for the election of each of the nominees. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2006, the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the 2006 Annual Meeting and entitled to vote on such proposal, is required. Abstentions have the practical effect of a vote against the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2006. Broker “non-votes” will have no effect on the voting outcome of this proposal. To amend and restate the Directors’ Plan, the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the 2006 Annual Meeting and entitled to vote on such proposal, is required. Abstentions have the practical effect of a vote against the proposal to amend and restate our Directors’ Plan. Broker “non-votes” will have no effect on the voting outcome of this proposal.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to each person known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock as of December 31, 2005. As of December 31, 2005, there were 53,883,581 shares of common stock outstanding.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Outstanding Shares	Right to Acquire	Total Number	Percentage of Class(1)
Mazama Capital Management, Inc.(2)	4,758,569	—	4,758,569	8.8%
One S.W. Columbia, Suite 1500 Portland, Oregon 97258
T. Rowe Price Associates, Inc.(3)	4,641,100	—	4,641,100	8.6%
100 East Pratt Street Baltimore, Maryland 21202-1009
Unicredito Italiano S.p.A.(4)	4,588,523	—	4,588,523	8.5%
Piazza Cordusio 20123 Milan, Italy
Federated Investors, Inc.(5)	3,707,538	—	3,707,538	6.9%
Federated Investors Tower Pittsburgh, PA 15222-3779

(1)          We calculated the percentage of class based on the number of shares reported as beneficially owned in the Securities and Exchange Commission, or SEC, filings of the beneficial owners divided by the actual number of shares outstanding as of December 31, 2005. The percentages in the table differ in most cases from the percentages reported in the beneficial owners’ filings with the SEC because the beneficial owners may have used different denominators than the actual number of shares outstanding as of December 31, 2005.

(2)          The information reported is based on a Schedule 13G/A filed with the SEC on February 8, 2006 by Mazama Capital Management, Inc., or Mazama. Mazama, an investment adviser, reported that it had sole voting power with respect to 2,729,650 shares and sole dispositive power with respect to 4,758,569 shares as of December 31, 2005.

(3)          The information reported is based on a Schedule 13G/A filed with the SEC on February 13, 2006 by T. Rowe Price Associates, Inc., or T. Rowe Price. These securities are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price reported that it had sole voting power with respect to 1,636,200 shares and sole dispositive power with respect to 4,641,100 shares as of December 31, 2005.

(4)          The information reported is based on a Schedule 13G/A filed with the SEC on February 14, 2006 by Unicredito Italiano, S.p.A., or Unicredito. Unicredito previously made filings with the SEC as Pioneer Global Asset Management S.p.A. Unicredito reported that it had sole voting power with respect to these shares as of December 31, 2005.

(5)          The information reported is based on a Schedule 13G/A filed with the SEC on February 14, 2006 by Federated Investors, Inc., or Federated. Federated reported that it had sole voting power with respect to these shares as of December 31, 2005.

MANAGEMENT STOCKHOLDERS

The following table sets forth information as of March 1, 2006, as reported to us, with respect to the beneficial ownership of the common stock by each of our executive officers and directors, and by all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 1, 2006, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated below and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. Shares included below under “Right to Acquire” represent shares subject to outstanding stock options currently exercisable or exercisable within 60 days of March 1, 2006. On March 1, 2006, we had outstanding 54,105,928 shares of common stock.

	Number of Shares Beneficially Owned			Percentage of Shares
Name	Outstanding Shares	Right to Acquire	Total Number	Beneficially Owned
Michael W. Bonney(1)	67,942	484,374	552,316	1.0%
Barry I. Eisenstein, MD	14,738	78,437	93,175	*
Lindon M. Fellows	—	6,875	6,875	*
Oliver S. Fetzer, PhD, MBA	2,778	97,312	100,090	*
Christopher D.T. Guiffre, JD, MBA	4,431	156,373	160,804	*
David W.J. McGirr, MBA	1,963	119,685	121,648	*
Robert J. Perez, MBA	5,542	67,062	72,604	*
Francis P. Tally, MD	96,923	145,079	242,002	*
Kenneth M. Bate, MBA	2,500	21,666	24,166	*
David W. Martin, Jr., MD(2)	21,381	70,200	91,581	*
Walter R. Maupay, Jr., MBA(3)	18,857	68,800	87,657	*
Martin Rosenberg, PhD	—	3,333	3,333	*
J. Matthew Singleton, MBA, CPA	2,000	21,666	23,666	*
Michael B. Wood, MD	2,000	1,333	3,333	*
All directors and executive officers as a group (14 persons)	241,055	1,342,195	1,583,250	2.9%

*                    Less than 1% of the issued and outstanding shares of common stock.

(1)          Mr. Bonney holds a portion of his shares with joint voting and investment power with Mrs. Alison G. Bonney.

(2)          Dr. Martin holds his shares with joint voting and investment power with Mrs. Kathleen M. Martin.

(3)          Mr. Maupay holds a portion of his shares with joint voting and investment power with Ms. Margaret Maupay.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth compensation information for the fiscal years ended December 31, 2005, 2004, and 2003 with respect to our Chief Executive Officer, or CEO, and our four most highly paid executive officers who were serving in such capacity at the end of 2005. We refer to these officers as our named executive officers. In 2005, no other employee of Cubist earned more salary and cash bonus than the salary and cash bonus of the lowest-compensated of our named executive officers.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)(1)	Bonus($)(2)	Restricted Stock Awards($)	Securities Underlying Options(#)	All Other Compensation ($)(3)
Michael W. Bonney	2005	$385,000	$305,000	$—	100,000	$15,503
President &	2004	350,000	200,000	—	100,000	11,331
Chief Executive Officer	2003	346,910	136,461	—	310,000	11,956
Barry I. Eisenstein, MD(4)	2005	283,250	105,000	—	40,000	12,945
Senior Vice President,	2004	275,000	99,000	—	20,000	11,115
Scientific Affairs	2003	278,526	132,750	—	80,500	10,540
Oliver S. Fetzer, PhD, MBA	2005	364,000	150,000	—	85,000	14,522
Senior Vice President, Corporate	2004	350,000	137,900	—	50,000	11,331
Development, Research and	2003	353,856	99,750	—	18,500	10,552
Development
David W.J. McGirr, MBA	2005	313,500	132,000	—	80,000	13,536
Senior Vice President &	2004	300,000	129,000	—	25,000	11,223
Chief Financial Officer	2003	303,846	89,250	—	15,500	10,552
Robert J. Perez, MBA(5)	2005	289,879	125,000	—	90,000	16,317
Senior Vice President,	2004	275,000	105,600	—	40,000	10,140
Commercial Operations	2003	96,965	78,673	—	80,500	5,344

(1)          Salary includes amounts contributed to our 401(k) Plan and not included as taxable income in accordance with IRS rules. Salary increases for 2003 were paid in Cubist common stock.

(2)          Bonuses reported for 2003 were earned in 2003 and paid in December 2003. Bonuses reported for 2004 were earned in 2004 but paid in February 2005. Bonuses reported for 2005 were earned in 2005 but paid in February 2006.

(3)          All other compensation includes: (i) long-term disability insurance premiums paid by Cubist, (ii) Cubist’s matching contributions under our 401(k) Plan, (iii) life insurance premiums paid by Cubist, (iv) travel reimbursement for spouses of certain executive officers to attend a Cubist sponsored trip, and (v) for 2003, a Company bonus that was distributed to all employees in that year.

(4)          Dr. Eisenstein’s employment at Cubist commenced on January 6, 2003. Dr. Eisenstein’s 2003 bonus includes a one-time sign-on bonus in the amount of $75,000 that was paid in January 2003.

(5)          Mr. Perez’s employment at Cubist commenced on August 25, 2003.

Option Grants in Last Fiscal Year

The following table sets forth information regarding grants of stock options under our Amended and Restated 2000 Equity Incentive Plan, or 2000 Plan, to the named executive officers during the fiscal year ended December 31, 2005.

Name	Number of Securities Underlying Options Granted (Shares)(1)	Percent of Total Options Granted to Employees in Fiscal 2005	Exercise or Base Price	Expiration Date	Grant Date Present Value(2)
Michael W. Bonney	100,000	4.51%	$10.87	02/14/2015	$691,920
Barry I. Eisenstein, MD	20,000	0.90%	10.87	02/14/2015	138,384
	20,000	0.90%	10.35	06/14/2015	131,750
Oliver S. Fetzer, PhD, MBA	25,000	1.13%	10.87	02/14/2015	172,980
	60,000	2.71%	10.35	06/14/2015	395,250
David W.J. McGirr, MBA	35,000	1.58%	10.87	02/14/2015	242,172
	45,000	2.03%	10.35	06/14/2015	296,438
Robert J. Perez, MBA	30,000	1.35%	10.87	02/14/2015	207,576
	60,000	2.71%	10.35	06/14/2015	395,250

(1)          Each option is exercisable in 16 equal quarterly installments and has a maximum term of 10 years from the date of grant, subject to earlier termination in the event of the optionee’s cessation of service with Cubist. The options are exercisable during the holder’s lifetime only by the holder, and they are exercisable by the holder only while the holder is an employee of Cubist and for certain limited periods of time thereafter in the event of termination of employment.

(2)          Based on the Black-Scholes pricing model suggested by the SEC. The estimated values under that model are based on arbitrary assumptions as to variables such as stock price volatility, projected future dividend yield and interest rates, discounted for lack of marketability and potential forfeiture due to vesting schedule. The estimated values above use the following significant assumptions: volatility—75%; dividend yield—0%; the average life of the options—5 years; risk-free interest rate—3.88%. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated using a modified Black-Scholes model.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to the stock options exercised during the fiscal year ended December 31, 2005, and the unexercised stock options held at the end of such fiscal year by the named executive officers.

	Shares Acquired		Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
Name	on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael W. Bonney	—	—	424,999	275,001	$3,458,368	$2,935,332
Barry I. Eisenstein, MD	—	—	67,781	72,719	951,755	875,835
Oliver S. Fetzer, PhD, MBA	50,000	$565,755	75,843	137,657	858,092	1,485,588
David W.J. McGirr, MBA	—	—	102,780	117,720	1,122,016	1,250,424
Robert J. Perez, MBA	22,000	122,750	48,906	139,594	456,019	1,391,891

(1)          Based on the difference between the exercise price of each option and the last reported sales price of our common stock on the Nasdaq National Market, or NASDAQ, on December 30, 2005 of $21.24.

Equity Compensation Plans

The following table provides information as of December 31, 2005, relating to our equity compensation plans pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders(1)(2)	6,833,769		$14.13		4,188,552
Equity compensation plans not approved by security holders	2,308	(3)	39.59	(4)	—	(5)
Total	6,836,077		14.14		4,188,552

(1)          Consists of the 1993 Amended and Restated Stock Option Plan, or 1993 Plan, the 2000 Plan, the Directors’ Plan, and the 1997 Employee Stock Purchase Plan. The 1993 Plan terminated pursuant to its own terms on May 6, 2003.

(2)          On January 1, 2006, the number of shares of common stock available for issuance under the 2000 Plan was increased by 3,046,436 shares, from 8,489,328 to 11,535,764, as a result of an evergreen formula in the 2000 Plan. Under this feature, the maximum number of shares of our common stock made available for issuance under the 2000 Plan increased each year, beginning in 2003 and ending in 2006. Each annual increase was equal to five percent (5%) of the total number of shares of common stock and stock equivalents issued and outstanding as of the close of business on the immediately preceding December 31. The evergreen feature expired by its terms on January 1, 2006.

(3)          Includes 782 stock options outstanding under the 2001 United Kingdom Stock Option Plan, or U.K. Plan. The U.K. Plan was adopted when we had operations in the U.K. in order to encourage stock ownership by our employees in the U.K.. The outstanding options are held by employees who transferred to the U.S. when we discontinued our operations in the U.K. Options granted under the U.K. Plan have been approved under the Income and Corporation Taxes Act of 1988 of the United Kingdom. Such options receive favored tax treatment in the U.K. No awards have been made under the U.K. Plan since we discontinued our operations in the U.K. Also includes 1,526 stock options outstanding under the TerraGen Discovery Inc. Employee Stock Option Plan, or TerraGen Plan, which were assumed as part of the acquisition of TerraGen Discovery Inc. in October 2000. Options under the TerraGen Plan became exercisable for shares of Cubist common stock upon consummation of the acquisition, but remain subject to the TerraGen Plan. No awards have been made under the TerraGen Plan since the date of the acquisition.

(4)          The outstanding options under the U.K. Plan have a weighted average exercise price of $13.26 per share. The outstanding options under the TerraGen Plan have a weighted average exercise price of $53.08 per share.

(5)          As part of our decision to cease operations in the U.K., we terminated the U.K. Plan and will therefore not be issuing the remaining 497,901 options that were previously available under the U.K. Plan.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

None of our executive officers has entered into an employment agreement.

Our executive officers have received retention letters, forms of which can be viewed in our filings with the SEC. These retention letters provide certain protections to these executive officers in the event of their termination. We believe that these retention letters assist us in attracting and retaining top executive talent. The retention letters are not employment agreements, and our executive officers are employees at will. Any benefits afforded to our executive officers under these retention letters are contingent upon Cubist receiving an executed release of claims from the executive officer. The retention letters have a term of three years, except in the event of a change of control (as defined in the retention letter), in which case they have a term of two years from the date of the change of control. Mr. Bonney’s retention letter and the retention letters provided to other executive officers are summarized below.

Mr. Bonney.   If Mr. Bonney’s employment is terminated without cause (as defined in the retention letter) by Cubist or a successor in interest, then he is entitled to severance pay in an amount equal to twenty-four months of his then-current annual base salary and, provided that he pays his portion for medical and dental insurance coverage, the maintenance of such coverage for a period of up to twenty-four months after the termination of his employment. If, within twenty-four months after a change of control, Mr. Bonney’s employment is terminated (a) without cause by Cubist or a successor in interest or (b) for good reason (as defined in the retention letter) by Mr. Bonney, then he is entitled to severance pay in an amount equal to twenty-four months of his then-current annual base salary, one year’s bonus (as defined in the retention letter), the immediate vesting of any unvested Cubist stock options granted to him prior to the change of control, and, provided that he pays his portion for medical and dental insurance coverage, the maintenance of such coverage for a period of up to twenty-four months after the termination of his employment.

Other executive officers.   Dr. Eisenstein, Mr. Fellows, Dr. Fetzer, Mr. Guiffre, Mr. McGirr, Mr. Perez and Dr. Tally, each have received a retention letter. If the executive officer’s employment is terminated without cause (as defined in the retention letter) by Cubist or a successor in interest, then he is entitled to severance pay in an amount equal to eighteen months of his then-current annual base salary and, provided that he pays his portion for medical and dental insurance coverage, the maintenance of such coverage for a period of up to eighteen months after the termination of his employment. If, within twenty-four months after a change of control, the executive officer’s employment is terminated (a) without cause by Cubist or a successor in interest or (b) for good reason (as defined in the retention letter) by the executive officer, then he is entitled to severance pay in an amount equal to eighteen months of his then-current annual base salary, one year’s bonus (as defined in the retention letter), the immediate vesting of any unvested Cubist stock options granted to him prior to the change of control, and, provided that he pays his portion for medical and dental insurance coverage, the maintenance of such coverage for a period of up to eighteen months after the termination of his employment.

The Board of Directors and Committees of the Board

During 2005, the Board held sixteen meetings, eleven of which were telephonic meetings, and took action by written consent on eight occasions. The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, or Governance Committee. There were six Audit Committee meetings, four Compensation Committee meetings, and four Governance Committee meetings in 2005. No director attended fewer than 75% of the total number of meetings of the Board plus meetings of any committees on which he served in 2005. It has been the practice of the Board to hold a meeting on the same date and at the same location as the Annual Meeting of Stockholders. The entire Board attended the 2005 Annual Meeting of Stockholders in person.

Audit Committee

The Audit Committee met six times during 2005. The functions of the Audit Committee are as set forth in the Amended and Restated Audit Committee Charter, which is attached at Appendix A to this Proxy Statement and is incorporated herein by reference. The Amended and Restated Audit Committee Charter also can be viewed on the Company’s website at www.cubist.com or in our filings with the SEC. The members of the Audit Committee are all independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, or NASD, including the “financial experts” as defined in Regulation S-K of the Securities Act of 1933, as amended. The members of the Audit Committee during 2005 were Mr. Matthew Singleton, the Chairman of the Committee, Mr. Kenneth Bate, Mr. John Clarke (until his retirement from the Board on June 8, 2005), and Dr. Michael Wood (commencing on June 8, 2005). For 2006, the Audit Committee members are Mr. Singleton, the Chairman of the Committee, Mr. Bate, and Dr. Wood. The Board has determined that Messrs. Bate and Singleton are financial experts.

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided has received general pre-approval from the Audit Committee, it requires specific pre-approval in each instance by the Audit Committee. Any proposed services exceeding pre-approved cost levels also require specific pre-approval by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE(1)

In fulfilling its responsibility to provide Board-level oversight of the Company’s internal auditors, the Audit Committee reviewed the Company’s audited year-end financial statements with management and the independent auditors, PricewaterhouseCoopers LLP, an independent registered public accounting firm. The Committee discussed with the independent auditors the matters to be discussed by Statement of Auditing Standards No. 61. In addition, the Committee received from the independent auditors, written disclosure and the letter required by Independence Standards Board Standard No. 1 and the information required under Regulation S-X rule 2-07 of the Securities Act of 1933, as amended. The Committee also discussed with the independent auditors the auditors’ independence from management and the Company, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent auditors.

The Committee discussed with Cubist’s independent auditors the overall scope and plans for their audits. The Committee has met with the independent auditors, with and without management present, to discuss the results of their audits and reviews, their evaluations of Cubist and its personnel, the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee also has met with the Company’s internal auditors, Vitale, Caturano & Company, Ltd., with and without management present. The Committee also has met with the Company’s Chief Compliance Officer, with and without management present.

Based on the reviews and discussions referred to above, the Committee reviewed and recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

The Audit Committee also monitored the Company’s compliance with legal and regulatory requirements during 2005.

The Board has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement.

Audit Committee
Matthew Singleton, Chairman
Kenneth Bate
Michael Wood
March 15, 2006

(1)          Notwithstanding anything to the contrary set forth in any of Cubist’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

Compensation Committee

The Compensation Committee met four times during 2005. The functions of the Compensation Committee are as set forth in the Compensation Committee Charter, which can be viewed on our website at www.cubist.com or in our filings with the SEC. The members of the Compensation Committee are all independent, as defined in the NASD’s listing standards. The members of the Compensation Committee for 2005 were Dr. David Martin, the Chairman of the Committee, Mr. Walter Maupay, Mr. Clarke (until his retirement from the Board on June 8, 2005), and Dr. Wood (commencing with his appointment to the Board on March 9, 2005). For 2006, the Compensation Committee Members are Dr. Martin, the Chairman of the Committee, Mr. Maupay, and Dr. Wood.

Compensation Committee Interlocks and Insider Participation

Other than Mr. Clarke, who was a founder of the Company in 1992 and President and Chief Executive Officer of the Company from 1992 through 1994, no member of the Compensation Committee, as constituted during 2005, was a former or current officer or employee of Cubist. None of our executive officers serves as a member of the Board of Directors or other compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE OFFICER COMPENSATION(1)

Compensation Philosophy and Objectives

Our philosophy for executive officer compensation is designed to further our short- and long-term strategic goals by aligning compensation with the achievement of business objectives and the individual’s performance. We believe that this alignment creates and protects value for our stockholders. We also believe that short- and long-term compensation should be geared to both attract and retain qualified executive officers and that it should be structured so as to motivate and reward high levels of performance. Accordingly, our pay-for-performance compensation philosophy—which is used throughout the Company, including for our executive officers—consists of three components: base salaries, annual performance bonuses, and grants of stock options.

Base salaries for new hires are targeted to be in the middle of the range for comparable positions at comparable companies. Annual merit increases to base salaries are within a range defined by external benchmarking against a list of peer group companies, which we refer to in this report as “our comparable companies,” and are determined by the individual’s performance and his/her value to Cubist. The list of our comparable companies is generated on an annual basis by Pearl Meyer and Partners, a compensation consultant engaged by the Compensation Committee, and is reviewed and discussed with the Compensation Committee for input and concurrence. Our comparable companies for 2005 included fourteen companies in the biotechnology and pharmaceutical industries.

The Company’s Short Term Incentive Plan, which can be viewed in the Company’s filings with the SEC, sets forth the parameters by which annual performance bonuses are awarded to employees of Cubist. Bonuses are targeted to allow an individual’s total compensation to exceed the middle of the range for comparable positions at our comparable companies if both the individual and Cubist achieve 100% of their goals. Each employee has a target bonus amount set at a percentage of the employee’s base salary. For 2006, these bonuses range from 5% of base salary for our lower-level employees to 40% for our executive officers other than Mr. Bonney to 80% for Mr. Bonney. For all employee bonuses, the determination of the employee’s bonus award is based in part on Company performance. Company performance is measured by achievement of Company goals, which are approved by the Board of Directors at the beginning of the given year. All employee bonuses, other than Mr. Bonney’s, also include a specific component for individual performance. Individual performance is measured by the achievement of individual goals established at the beginning of the given year. The more senior the level of the employee in the Company, the greater the weight that Company goal achievement is given relative to individual goal achievement.

Stock options are awarded based on contribution, potential, and retention considerations and are targeted to have a value consistent with the value of awards granted to individuals in comparable positions at our comparable companies. Stock options are typically awarded shortly after year-end and at mid-year.

In evaluating our executive officers’ performance, we generally follow the process outlined below:

•       Prior to the beginning of each fiscal year, the CEO proposes corporate goals and objectives to the Compensation Committee. The Compensation Committee discusses the proposed goals with the CEO, incorporates any appropriate modifications, and makes a recommendation to the full Board.

The recommendation is discussed by, modified by (if appropriate), and ultimately approved by, the full Board. Shortly after our corporate goals and objectives are approved by our Board, the CEO establishes goals and objectives for each of our executive officers. These goals and objectives are used at the end of each year to measure executive officer performance. The goals and objectives for the CEO are those established by the Board for the Company.

•       During the year, the full Board reviews the performance of the Company and the CEO against the pre-established goals and objectives and may consider revising the goals and objectives as a result of changing circumstances during the course of the year. The CEO similarly reviews with each executive officer her/his performance.

•       Shortly after year-end, the Compensation Committee evaluates quantitatively Mr. Bonney’s performance against the corporate goals and objectives set the prior year. The Compensation Committee solicits qualitative input on Mr. Bonney’s performance from all directors, multiple Company executives, and external sources. The Compensation Committee makes a recommendation to the independent directors for Mr. Bonney’s base salary merit increase, performance bonus amount, and stock option grant. The recommendations are commensurate with Mr. Bonney’s and Cubist’s performance, as well as the compensation packages of CEO’s of our comparable companies. The Compensation Committee also compares Mr. Bonney’s total cash compensation to the total cash compensation of the second highest paid executive officer and the Company’s lowest paid employee and determines whether in that context Mr. Bonney’s relative cash compensation is fair and reasonable. The Compensation Committee also recommends the target (as a percentage of base salary) for Mr. Bonney’s performance bonus for the following year. The Compensation Committee makes its recommendation to the independent directors in Executive Session, and, after discussion and any requested adjustments, the independent directors approve the CEO’s compensation.

•       Shortly after year-end, Mr. Bonney evaluates the performance of Cubist’s other executive officers, including their performance against their goals and objectives set the prior year. Mr. Bonney is the only executive officer who plays a role in determining executive officer compensation. Mr. Bonney recommends to the Compensation Committee a base salary merit increase, performance bonus amount, and stock option grant for each executive officer, all commensurate with performance as well as compensation packages of comparable executive officers of our comparable companies. The Compensation Committee reviews and discusses with Mr. Bonney the performance of each executive and his recommendations for such executive officers. After any requested adjustments are made to Mr. Bonney’s recommendations, the Compensation Committee approves the compensation for each executive.

Compensation for 2005 and 2006

Report on Chief Executive Officer Compensation

In January 2006, the Compensation Committee recommended, and the independent directors of the Board unanimously approved, a base salary of $415,000 for Mr. Bonney for 2006, an increase of 7.8% over his salary in 2005. In January 2006, the Compensation Committee recommended, and the independent directors unanimously approved, a bonus for Mr. Bonney’s 2005 performance in the amount of $305,000. Mr. Bonney’s 2005 bonus was based on the Company’s 2005 performance against goals and objectives. The Compensation Committee also recommended, and the independent directors unanimously approved, increasing the target for his performance bonus in 2006 from 75% to 80% of base salary. The achievement of the target will be based 100% on Company performance against established goals and objectives, provided, however, that the Board does retain an element of discretion to adjust Mr. Bonney’s bonus in either direction, based on Mr. Bonney’s relative contributions toward the Company’s overall performance.

The increases in salary and bonus potential were determined based on the Company’s performance and Mr. Bonney’s 2005 performance, as well as a thorough review of the compensation paid to chief executive officers of other companies. The increase in bonus potential also serves to make a greater percentage of Mr. Bonney’s compensation dependent on his performance, as reflected in the Company’s achievement of its goals and objectives. The Compensation Committee and the independent directors have concluded that these changes are commensurate with Mr. Bonney’s and the Company’s accomplishments and position Mr. Bonney’s compensation fairly within the range of total potential compensation of chief executive officers of our comparable companies and is consistent with our pay-for-performance approach to compensation.

In January 2006, the Compensation Committee, with the subsequent approval of the independent directors, authorized a grant under the 2000 Plan for Mr. Bonney of a non-statutory option to purchase 150,000 shares of common stock in the Company, priced at fair market value on January 31, 2006. The stock option grant was based on the same performance criteria, contribution, potential, and retention considerations as those considered with respect to Mr. Bonney’s merit and bonus increases.

Report on Executive Officer Compensation

In January 2006, the Compensation Committee authorized, base salary increases for the seven executive officers other than Mr. Bonney, ranging from 2.38% to 9%. The increases were determined based on Company, group, and individual performance, including individual performance against goals and objectives set for the year, as well as a thorough review of salaries of similar positions in comparable companies. In addition, two executive officers received market-based adjustments to their base salaries, one an increase of 2.93% and the other an increase of 3.12%, based upon a review of salaries of comparable positions at our comparable companies.

In January 2006, the Compensation Committee authorized bonuses in the aggregate amount of $826,001 for the seven executive officers other than Mr. Bonney. Individual bonuses for these executive officers ranged from $96,000 to $150,000. Bonuses were based 60% on the Company’s performance against goals and objectives and 40% on the executive officer’s performance against individual goals and objectives. The bonus target for each of these executive officers in 2006 will continue to be 40% of base salary, with 60% based on Company performance and 40% based on individual performance.

In January 2006, the Compensation Committee authorized non-statutory stock option grants under the 2000 Plan for the seven executive officers other than Mr. Bonney to purchase an aggregate amount of 170,000 shares of common stock in the Company. Individual stock option grants for these executive officers ranged from an option to purchase 10,000 shares of common stock to an option to purchase 40,000 shares, all priced at fair market value on January 31, 2006.

Accounting and Tax Considerations

The Compensation Committee has considered the impact of the Statement of Financial Accounting Standard No. 123R, or SFAS No. 123R, as issued by the FASB in 2004, on the Company’s use of equity incentives as a key retention tool. We have determined that the current estimated costs to the Company of continuing to use equity incentives does not warrant any change to the Company’s current equity incentive framework. The Compensation Committee will review the impact of SFAS No. 123R on an annual basis.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deduction to $1,000,000 for compensation paid to certain executives of public companies. This deduction limitation does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, including certain performance-based compensation that has been approved by the stockholders. Our stockholders have approved the 2000 Plan, which is designed to allow the deduction of income recognized in connection with stock options granted under such plan. We have in the past and may in the future award compensation that is not fully deductible under the Code, when we view such compensation as consistent with our compensation policies and in the best interests of Cubist and its stockholders.

Other Actions

During fiscal year 2005, the Compensation Committee approved the issuance of revised “retention letters” for eight executive officers, including Mr. Bonney. If the executive officer’s employment is terminated without cause (as defined in the retention letter) by Cubist or a successor in interest, then he is entitled to severance pay in an amount equal to eighteen months of his then-current annual base salary (other than Mr. Bonney who would be entitled to twenty-four months of his then current annual base salary) and, provided that he pays his portion for medical and dental insurance coverage, the maintenance of such coverage for a period of up to eighteen months after the termination of his employment (or twenty-four months in the case of Mr. Bonney). If, within twenty-four months after a change of control, the executive officer’s employment is terminated (a) without cause by Cubist or a successor in interest or (b) for good reason (as defined in the retention letter) by the executive officer, then he is entitled to severance pay in an amount equal to eighteen months of his then-current annual base salary (other than Mr. Bonney who would be entitled to twenty-four months of his then current annual base salary), one year’s bonus (as defined in the retention letter), the immediate vesting of any unvested Cubist stock options granted to him prior to the change of control, and, provided that he pays his portion for medical and dental insurance coverage, the maintenance of such coverage for a period of up to eighteen months after the termination of his employment (or twenty-four months in the case of Mr. Bonney). The Compensation Committee also reviewed the resulting costs to Cubist in the event of a termination of an executive officer under the various scenarios contemplated by the executive officers’ retention letters, and determined that such costs are reasonable and fair.

During 2005, the Governance Committee, in conjunction with the Compensation Committee, developed stock ownership guidelines for directors and executive officers. The guidelines were adopted by the Board in December of 2005. The guidelines are designed to align the interests of Cubist’s directors and executive officers with those of its stockholders by ensuring that Cubist’s directors and executive officers have a significant financial stake in Cubist’s success. Cubist’s directors are required to hold shares of Cubist common stock with a market value of at least three times their annual retainer. Each director must meet this requirement within three years of the adoption of the guidelines (or within three years of joining Cubist’s Board for new directors). Cubist’s executive officers are required to hold shares of Cubist common stock with a market value of at least one and one half times base salary, except the CEO, who is required to hold shares with a market value of at least four times base salary. Each executive officer must meet this requirement within six years of the adoption of the guidelines (or within six years of becoming an executive officer for new executive officers).

The Compensation Committee reviewed for all of the Company’s executive officers the histories of their total compensation since 2001. The Compensation Committee also reviewed tallies of each executive officer’s current total compensation, including base salaries, bonuses, equity instruments, SERPS, perquisites, Deferred Compensation Plans, and retention letters. Executive officers are eligible for the Company-sponsored healthcare plan and typical employee-wide benefits, but there are no perquisites, SERPS or Deferred Compensation Plans provided by the Company to any of its executive officers, including the CEO. The Compensation Committee concluded that the pay-for-performance approach to total compensation for its executives is fair, competitive and reasonable.

The Compensation Committee’s Charter authorizes it to retain the services of independent consultants to assist it in its duties and further authorizes it to terminate any consultant that it retains. Our compensation consultant, Pearl Meyer and Partners, was hired in 2005, has significant expertise in the biotechnology and biopharmaceutical industries, and has a fundamental understanding of Cubist’s compensation philosophy.

The Compensation Committee recognizes the utility of continuously reviewing its practices and mission and, accordingly, reviews its charter on an annual basis. The Compensation Committee charter can be viewed on the Company’s website at www.cubist.com or in the Company’s filings with the SEC. Any changes made to the Compensation Committee charter are submitted to the full Board for approval. The Compensation Committee reviewed and revised its charter, and the Board unanimously approved it, all in December 2005. The Compensation Committee also evaluated its own performance during 2005 and reported on its evaluation to the full Board. In 2005, the Compensation Committee continued its practice of holding executive sessions, without Company management, at every Compensation Committee meeting and will continue to do so in 2006.

Conclusion

The Compensation Committee believes that the total 2005-related compensation of the CEO and the other executive officers, as described above, and the approved compensation changes for 2006, are reflective of the Company’s pay-for-performance compensation philosophy and are fair, reasonable and within the range of compensation for executive officers in similar positions at our comparable companies.

Compensation Committee
David Martin, Chairman
Walter Maupay
Michael Wood
March 15, 2006

(1)          Notwithstanding anything to the contrary set forth in any of Cubist’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Officer Compensation shall not be incorporated by reference into any such filings.

Governance Committee

The Governance Committee met four times during 2005. The functions of the Governance Committee are as set forth in the Governance Committee Charter, which can be viewed on our website at www.cubist.com or in the Company’s filings with the SEC. The members of the Governance Committee are all independent, as defined in the NASD’s listing standards. The members of the Governance Committee during 2005 were Mr. Maupay, the Chairman of the Committee, Mr. Bate, Mr. Singleton (until March 9, 2005), and Dr. Martin Rosenberg (commencing with his appointment to the Board on March 9, 2005). For 2006, the Governance Committee members are Mr. Maupay, the Chairman of the Committee, Mr. Bate, and Dr. Rosenberg.

The Governance Committee requires that directors possess the highest personal and professional ethics, integrity and values, and are committed to representing the long-term interests of our stockholders. Directors must have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board of directors representing diverse experience at policy-making levels in business, healthcare, education and technology, and in areas that are relevant to our activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and they should be committed to serve on the board for an extended period of time. The Governance Committee and the Company Secretary have developed a Director Orientation Program for new directors, which is executed by members of our management team.

In addition to considering candidates suggested by stockholders, the Governance Committee considers potential candidates recruited by the Company or recommended by current directors, Company officers, employees and others. The Governance Committee considers all candidates in the same manner regardless of the source of the recommendation.

Nominations of persons for election to the Board may be made at a meeting of stockholders (a) by or at the direction of the Board or (b) by any stockholder who is a stockholder of record at the time of giving of notice for the election of directors at the Annual Meeting of Stockholders and who complies with the notice procedures set forth below. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of Cubist Pharmaceuticals, Inc. at 65 Hayden Avenue, Lexington, Massachusetts 02421. To be timely, a stockholder’s notice shall be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the Annual Meeting of Stockholders; provided, however, that if less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting of Stockholders is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the Annual Meeting of Stockholders or such public disclosure was made.

The stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the books of Cubist, of such stockholder and (ii) the class and number of shares of Cubist that are beneficially owned by such stockholder. In addition to the requirements set forth above, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. The director nominees for election at the 2006 Annual Meeting were recommended by the Governance Committee and were nominated by the Board. Cubist did not receive any stockholder nominations to date this year.

During 2005, the Governance Committee, in conjunction with the Compensation Committee, developed stock ownership guidelines for directors and executive officers. The guidelines were adopted by the Board in December of 2005. The guidelines are designed to align the interests of Cubist’s directors and executive officers with those of its stockholders by ensuring that Cubist’s directors and executive officers have a significant financial stake in Cubist’s success. Cubist’s directors are required to hold shares of Cubist common stock with a market value of at least three times their annual retainer. Each director must meet this requirement within three years of the adoption of the guidelines (or within three years of joining Cubist’s Board for new directors). Cubist’s executive officers are required to hold shares of Cubist common stock with a market value of at least one and one half times base salary, except the CEO, who is required to hold shares with a market value of at least four times base salary. Each executive officer must meet this requirement within six years of the adoption of the guidelines (or within six years of becoming an executive officer for new executive officers).

Stockholders may send general communications to our Board, including stockholder proposals or concerns about Cubist’s conduct. These communications may be sent to any director, including members of the Audit Committee, care of: Secretary, Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, Massachusetts, 02421. All communications will be reviewed by the Secretary and, unless otherwise indicated in such communication, submitted to the Board or individual director, as appropriate. Our employees may send communications to the Audit Committee regarding complaints about the Company’s accounting, internal accounting controls or auditing matters via our Confidential Corporate Responsibility Hotline. Information regarding the hotline is set forth in our Code of Conduct and Ethics, which can be viewed on our website at www.cubist.com or in our filings with the SEC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election as Directors

Our Board is divided into three classes, with one class of directors elected each year for a three-year term of office at the Annual Meeting of Stockholders. All directors of a class hold their positions until the Annual Meeting of Stockholders at which their terms of office expire and until their successors have been duly elected and qualified.

The term of office of the current Class I directors will expire on June 8, 2006 at the 2006 Annual Meeting. The current Class I directors are Dr. Martin and Mr. Bate.

The Board has nominated Dr. Martin and Mr. Bate for re-election as Class I directors to hold office until the Annual Meeting of Stockholders to be held in 2009 and until their respective successors have been duly elected and qualified. In the event that any of the nominees shall be unable or unwilling to serve as a director, the Board shall reserve discretionary authority to vote for a substitute or substitutes. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve. Proxies cannot be voted for any persons other than the nominees.

Under our Corporate Governance Guidelines, directors are expected to serve for no more than three full terms of three years each, unless, upon recommendation of the Governance Committee, the Board shall approve additional terms. As of the date of the 2006 Annual Meeting, Dr. Martin will have served three full terms as a director. The Governance Committee has recommended to the Board, and the Board has approved, an additional term for Dr. Martin in light of his unique background and skill set and the current make up and size of the Board.

Our Board has considered the issue of Board leadership and has concluded that having a rotating Lead Director is best suited for the Board’s leadership needs. Dr. Martin, our first and current Lead Director, will transition this responsibility to Mr. Bate, assuming Mr. Bate is re-elected, immediately after the 2006 Annual Meeting.

Information as to Directors and Nominees for Director

The names of our directors (including the nominees for re-election as Class I directors at the 2006 Annual Meeting) and certain information regarding each director are listed below.

Name	Age	Position(s) Held	Director Since	Term Expires	Class of Director
David W. Martin, Jr., MD(1)*	65	Lead Director	1997	2006	I
Kenneth M. Bate, MBA(2)(3)	55	Director	2003	2006	I
Michael W. Bonney	47	Directr, President & CEO	2003	2007	II
Walter R. Maupay, Jr., MBA(1)(3)*	67	Director	1999	2007	II
Martin Rosenberg, PhD(3)	60	Director	2005	2008	III
J. Matthew Singleton, MBA, CPA(2)*	53	Director	2003	2008	III
Michael B. Wood, MD(1)(2)	62	Director	2005	2008	III

(1)          Member of Compensation Committee

(2)          Member of Audit Committee

(3)          Member of Governance Committee

*                    Committee Chairman

Mr. Bate has served as one of our directors since June 2003. Since March 2006, Mr. Bate has been Chief Operating Officer and Chief Financial Officer of NitroMed, Inc., a biopharmaceutical company. From January 2005 until March 2006, Mr. Bate was a consultant with JSB Partners, LP, a banking and advisory firm for biopharmaceuticals and life sciences companies, which he founded in July 1999. From July 2003 until January 2005, Mr. Bate served as Executive Vice President, Head of Commercial Operations and Chief Financial Officer of Millennium Pharmaceuticals, Inc. From December 2002 to July 2003, Mr. Bate served as Senior Vice President and Chief Financial Officer of Millennium Pharmaceuticals, Inc. Prior to that, he was a partner of JSB Partners. From 1997 to 1999, Mr. Bate served as Senior Managing Director and Chief Executive Officer of MPM Capital, LP, a venture capital company. Mr. Bate served at Biogen, Inc. as Vice President of Sales and Marketing from 1993 to 1996 and as Chief Financial Officer from 1990 to 1993. Mr. Bate is also a director of Coley Pharmaceutical Group, Inc., a biopharmaceutical company. Mr. Bate received a B.A. in Chemistry from Williams College and an MBA from The Wharton School of the University of Pennsylvania.

Mr. Bonney has served as our President & CEO and as a member of the Board since June 2003. From January 2002 to June 2003, he served as our President & Chief Operating Officer. From 1995 to 2001, he held various positions of increasing responsibility at Biogen, Inc., a biopharmaceutical company, including Vice President, Sales and Marketing from 1999 to 2001. While at Biogen, Mr. Bonney built the commercial infrastructure for the launch of Avonex®. Prior to that, Mr. Bonney held various positions of increasing responsibility in sales, marketing and strategic planning at Zeneca Pharmaceuticals, ending his eleven-year career there serving as National Business Director. Mr. Bonney received a BA in Economics from Bates College. Mr. Bonney is a director of NPS Pharmaceuticals, Inc., a biopharmaceutical company, serves on the Board of Overseers of the Beth Israel Deaconess Medical Center and serves on the Board of Trustees of Bates College.

Dr. Martin has served as one of our directors since October 1997 and as our lead director since October 2004. Since 2004, he has been the Founder, Chairman, and Chief Executive Officer of AvidBiotics Corporation, a biotechnology company. In 2003, he was Chairman and Chief Executive Officer of GangaGen, Inc., a biotechnology company. From July 1997 until April 2003, Dr. Martin served as President, Chief Executive Officer and a founder of Eos Biotechnology, Inc., a biotechnology company. From 1995 to 1996, Dr. Martin was President and Chief Executive Officer of Lynx Therapeutics, Inc., a biotechnology company. During 1994 and through May 1995, Dr. Martin served as Senior Vice President of Chiron Corporation, a biopharmaceutical company. From 1991 to 1994, Dr. Martin served as Executive Vice President of DuPont Merck Pharmaceutical Company. From 1983 to 1990, Dr. Martin was Vice President and then Senior Vice President of Research and Development at Genentech, Inc., a biopharmaceutical company. Prior to 1983, Dr. Martin was a Professor of Medicine, Professor of Biochemistry and an Investigator of the Howard Hughes Medical Institute at the University of California, San Francisco. Dr. Martin is also a Lead Director of Varian Medical Systems, Inc., a medical equipment and software supplier. Dr. Martin received an M.D. from Duke University.

Mr. Maupay has served as one of our directors since June 1999. From January 1995 to June 1995, Mr. Maupay served as Group Executive of Calgon Vestal Laboratories, a division of Bristol-Myers Squibb Corporation. From 1988 to 1995, Mr. Maupay served as President of Calgon Vestal Laboratories, a subsidiary of Merck and Company. From 1984 to 1988, Mr. Maupay served as Vice President, Healthcare at Calgon Vestal Laboratories. Mr. Maupay is a director of SyntheMed, Inc., a medical device company, and PolyMedica Corporation, a healthcare distribution company. He is also a director and non-executive chair of Kensey Nash Corporation, a medical device company. Mr. Maupay received his Bachelor of Science in Pharmacy from Temple University and an MBA from Lehigh University.

Dr. Rosenberg has served as one of our directors since March 2005. Since 2003, Dr. Rosenberg has been the Chief Scientific Officer of Promega Corporation, a biotechnology company. From 2001 to 2003, Dr. Rosenberg served as Vice President, Research and Development of Promega Corporation. From 2000 until 2001, Dr. Rosenberg was Senior Vice President, Anti-Infectives, Drug Discovery at GlaxoSmithKline, a pharmaceutical company. From 1996 until 2000, Dr. Rosenberg was Senior Vice President, Anti-Infectives at SmithKline Beecham Corporation, the predecessor company to GlaxoSmithKline. Prior to 2000, Dr. Rosenberg held a variety of roles of increasing responsibility with SmithKline Beecham Corporation. Before joining SmithKline Beecham, Dr. Rosenberg spent 10 years at the National Institutes of Health and was a Section Chief at the National Cancer Institute. Dr. Rosenberg is a director of Promega Corporation, Nereus Pharmaceuticals, Inc., a pharmaceutical company, Anacor Pharmaceuticals, a pharmaceutical company, and Scarab Genomics, a biotechnology company. Dr. Rosenberg received a B.A. degree from the University of Rochester and a Ph.D. from Purdue University.

Mr. Singleton has served as one of our directors since June 2003. From 2000 to the present, he has served as Chief Financial and Administrative Officer of CitationShares, LLC, a joint venture of Cessna Aircraft Company and TAG Aviation USA, Inc. From 1994 to 1997, Mr. Singleton served as a Managing Director, Executive Vice President and Chief Administrative Officer of CIBC World Markets, an investment banking firm. Previous to that, he served in a variety of roles from 1974 until 1994 at Arthur Andersen & Co., a public accounting firm, ending his tenure there as Partner-In-Charge of the Metro New York Audit and Business Advisory Practice. During 1980 and 1981, he served as a Practice Fellow at the Financial Accounting Standards Board. Mr. Singleton also serves as a director of Salomon Asset Reinvestment Company. He received an AB in Economics from Princeton University and an MBA from New York University. Mr. Singleton is a Certified Public Accountant.

Dr. Wood has served as one of our directors since March 2005. Dr. Wood is currently an Orthopedic Surgeon and retired President-emeritus of the Mayo Foundation and Professor of Orthopedic Surgery, Mayo Clinic School of Medicine. He was previously Chief Executive Officer of the Mayo Foundation from 1999 until 2003. Prior to 1999, Dr. Wood held a variety of roles within the Mayo Clinic. Dr. Wood is a director of Steris Corporation, a medical sterilization company, Assistive Technology Group, Inc., a rehabilitation and durable medical equipment company, and Visionshare, Inc., a software company. Dr. Wood received a B.A. degree from Franklin and Marshall College, an M.D., C.M. degree from McGill University and an M.S. degree from the University of Minnesota.

Compensation of Directors

Mr. Bonney is a director and one of our full-time executive officers; he receives no additional compensation for serving on the Board. No other director is an employee of Cubist. In 2005, we paid each of the non-employee directors, other than our Lead Director, Dr. Martin, a fee of $3,000 for each meeting of the Board attended in person, $1,000 for each meeting of the Board attended by phone, and $1,000 for each committee meeting attended, whether in person or by phone. Committee chairmen received an additional $1,000 for each meeting chaired. Dr. Martin received 1.5 times the standard non-employee director fees for each meeting he attended in his capacity as Lead Director, including full Board meetings and committee meetings other than the Compensation Committee, on which he serves as chairman. The Company reimbursed all directors for expenses in connection with their attendance at board or committee meetings and for participation in director education programs. Cubist also provides director & officer insurance for all directors.

Pursuant to the Directors’ Plan, upon first joining the Board, each non-employee director automatically is granted a stock option exercisable for 10,000 shares of common stock at fair market value, and each time that he or she is serving as a director on the close of business on the date of an Annual Meeting of Stockholders, such director is granted automatically on such business day a stock option in an amount previously determined by the Board. At the time of the 2005 Annual Meeting of Stockholders, the amount set by the Board for the annual grants for each non-employee director was an option to purchase 10,000 shares of common stock at fair market value and an additional 2,500 shares of common stock at fair market value if Cubist’s common stock outperformed the Nasdaq Pharmaceutical Index for the preceding calendar year. In addition, the Board resolved to issue Dr. Martin, as Lead Director, an additional option at the time of the 2005 Annual Meeting of Stockholders for the purchase of 10,000 shares of common stock at fair market value.

On December 13, 2005, the Board revised non-employee director compensation, effective January 1, 2006. Starting at the 2006 Annual Meeting, the Chairman of the Board, if any, will receive an annual retainer of $20,000, the Lead Director, if any, will receive an annual retainer of $15,000, and other non-employee directors each will receive an annual retainer of $10,000. Non-employee directors will receive $3,000 for each meeting of the Board attended in person, $1,000 for each meeting of the Board attended by phone, and $1,000 for each committee meeting attended, whether in person or by phone. The Chairman of the Board, if any, and the Lead Director, if any, each will receive an additional $1,000 per Board Meeting. Committee Chairmen will receive an additional $1,000 per committee meeting led. Pursuant to the Directors’ Plan, the Board has resolved that the annual option grant to non-employee directors at the time of the 2006 Annual Meeting will be an option to purchase: (a) 10,000 shares of common stock at fair market value and (b) an additional amount of common stock at fair market value if Cubist’s common stock outperforms the NASDAQ Pharmaceutical Index for the preceding calendar year, determined as follows:

•       2,500 additional shares if Cubist’s stock performs between 100% and 109% of the index’s performance

•       5,000 additional shares if Cubist’s stock performs between 110% and 124% of the index’s performance

•       7,500 additional shares if Cubist’s stock performs above 125% of the index’s performance

The Chairman of the Board, if any, will receive twice as many options in the annual grant as a regular, non-employee director, and the Lead Director, if any, will receive 1.5 times as many options in the annual grant as a regular, non-employee director. We propose to amend the Directors’ Plan to allow for an initial option grant to a newly hired Chairman or Lead Director that is two times or 1.5 times, respectively, the initial option grant for a regular non-employee director. This proposal is submitted for approval by the stockholders under Proposal No. 3 of this Proxy Statement.

The following table sets forth the aggregate fees earned by and the number of shares of common stock underlying the options granted to each of our non-employee directors in 2005:

Name	Position(s) Held	Aggregate Fees in 2005	Number of Securities Underlying Options Granted in 2005
David W. Martin, Jr., MD (1)	Lead Director	$44,000	20,000
Kenneth M. Bate, MBA	Director	37,000	10,000
John K. Clarke, MBA (2)	Director	14,000	—
Walter R. Maupay, Jr., MBA	Director	39,000	10,000
Martin Rosenberg, PhD (3)	Director	29,000	20,000
J. Matthew Singleton, MBA, CPA	Director	36,000	10,000
Michael B. Wood, MD (3)	Director	29,000	20,000

(1)          Dr. Martin received an annual grant of 10,000 options and an additional 10,000 options in connection with his service as Lead Director.

(2)          Mr. Clarke retired from the Board on June 8, 2005 and therefore did not receive an annual option grant.

(3)          Each of Drs. Rosenberg and Wood joined the board in 2005 and therefore received an initial option grant of 10,000 options and an annual option grant of 10,000 options.

Vote Required; Board Recommendation

In the election of directors, the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2006 Annual Meeting, in person or by proxy, is required for the election of each of the nominees.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
VOTE “FOR” THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL NO. 1

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent auditors for fiscal year 2006, and the Board has ratified such appointment. The Board has directed that management submit the selection of PricewaterhouseCoopers LLP as our independent auditors for ratification by the stockholders at the 2006 Annual Meeting.

PricewaterhouseCoopers LLP, or its predecessor Coopers & Lybrand, has audited the Company’s consolidated financial statements since the Company’s inception in 1992. Representatives of PricewaterhouseCoopers are expected to be at the 2006 Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting this selection to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will not be required to replace PricewaterhouseCoopers LLP as our independent auditors. In the event of such a failure to ratify, the Audit Committee and the Board will reconsider whether or not to retain that firm for future service. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2006 Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 2

PROPOSAL NO. 3

RATIFICATION, ADOPTION AND APPROVAL OF
THE AMENDED AND RESTATED 2002 DIRECTORS’ EQUITY INCENTIVE PLAN

In March 2002, our Board approved the adoption of the Directors’ Stock Option Plan, or DSOP, subject to stockholder approval. At our 2002 Annual Meeting of Stockholders, our stockholders ratified and approved the DSOP, including an initial authorization for the issuance of up to 175,000 shares of common stock for the DSOP. At our 2003 Annual Meeting of Stockholders, our stockholders ratified and approved an Amended and Restated DSOP to reflect changes to the directors’ compensation structure that were approved by our Board in December 2002. At our 2004 Annual Meeting of Stockholders, our stockholders approved a further Amended and Restated DSOP to increase the authorized shares under the Amended and Restated DSOP from 175,000 to 525,000. In this Proxy Statement, we have referred to the version of the DSOP approved in June 2004 as the Directors’ Plan. The following discusses the proposal to amend and restate the Director’s Plan and to rename it as the Amended and Restated 2002 Directors’ Equity Incentive Plan.

Under the Directors’ Plan, each non-employee director who is elected to the Board for the first time is automatically granted on such director’s first election date, an option to purchase 10,000 shares of common stock in the Company. In addition, each non-employee director that continues to serve as a director at the close of business on the date of the Annual Meeting of Stockholders, is automatically granted on such business day a stock option in an amount previously determined by the Board. On December 13, 2005, the Board set the amount for such annual grants for the 2006 Annual Meeting as a stock option exercisable for: (a) 10,000 shares of common stock at fair market value and (b) an additional amount of common stock at fair market value if Cubist’s common stock outperforms the NASDAQ Pharmaceutical Index for the preceding calendar year, determined as follows:

•       2,500 additional shares if Cubist’s stock performs between 100% and 109% of the index’s performance

•       5,000 additional shares if Cubist’s stock performs between 110% and 124% of the index’s performance

•       7,500 additional shares if Cubist’s stock performs above 125% of the index’s performance

Because of the Board’s discretion in setting the annual grant, the maximum number of shares of common stock that may be received by each non-employee director under the Director’s Plan each year is not determinable in advance.

Also on December 13, 2005, the Board determined that the Chairman of the Board, if any, should receive twice as many options in both the initial grant upon joining the Board and the annual grant as a regular, non-employee director, and that the Lead Director, if any, should receive 1.5 times as many options in both the initial and annual grants as a regular, non-employee director.

We are requesting stockholder approval for three separate changes to the Directors’ Plan. First, we are requesting stockholder approval to amend the Directors’ Plan to allow for the initial option grant to a newly hired Chairman or Lead Director that is two times or 1.5 times, respectively, the initial option grant for a regular non-employee director. Second, we are requesting stockholder approval to increase the authorized shares under the Directors’ Plan by 150,000 shares, from 525,000 to 675,000. Third, we are requesting stockholder approval to allow for the issuance of restricted stock under the Directors’ Plan.

The proposal to increase the initial grant of options for a new director who joins the Board as a Chairman or Lead Director is intended to enable the Company to compensate such a director according to the added responsibility that he or she would be assuming relative to a regular, non-employee director.

The proposals to increase the number of authorized shares and to allow for the issuance of restricted stock under the Directors’ Plan are intended to enable the Board to continue to attract highly qualified directors and to continue to compensate our directors under our pay-for-performance philosophy. The granting of stock option and restricted stock awards also is designed to align the interests of Cubist’s directors with those of its stockholders by ensuring that Cubist’s directors have a significant financial stake in Cubist’s success. As of January 1, 2006, the Company had issued options under the Directors’ Plan for the purchase of 212,500 shares of common stock, leaving 312,500 shares for issuance of options under this plan. Approval of this Proposal No. 3 would increase the number of shares remaining for issuance under the Directors’ Plan to 462,500.

If this Proposal No. 3 is adopted, the Directors’ Plan will be further amended and restated to reflect the changes discussed above and renamed as the Amended and Restated 2002 Directors’ Equity Incentive Plan, or Amended and Restated Directors’ Plan. A copy of the proposed Amended and Restated Directors’ Plan is attached as Appendix B to this Proxy Statement. If this Proposal No. 3 is not adopted, the current Directors’ Plan will remain in full force and effect as is and without modification.

No employee of Cubist, including the CEO, who is a member of our Board, will receive any options or shares of common stock under the Amended and Restated Directors’ Plan.

Summary of the Amended and Restated Directors Plan

The following description of certain provisions of the Amended and Restated Directors’ Plan, is intended as a summary of such provisions and does not purport to be a complete statement of such provisions or of the Amended and Restated Directors’ Plan or its operation; and such description is qualified in its entirety by reference to the provisions of the Amended and Restated Directors’ Plan and to the forms of stock option certificates evidencing options granted or stock certificates evidencing restricted stock awarded under the Amended and Restated Directors’ Plan.

As used herein, an “Award” shall mean a grant or sale pursuant to the Amended and Restated Directors’ Plan, of options or restricted stock.

Proceeds received by Cubist from the exercise of options under the Directors’ Plan have been, and proceeds received by Cubist from the exercise of options or the purchase of restricted stock under the Amended and restated Directors’ Plan will be, used for general corporate purposes. The Amended and Restated Directors’ Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Purpose.   The purpose of the Amended and Restated Directors’ Plan is to promote the recruiting and retention of highly qualified directors, to strengthen commonality of interest between directors and stockholders by encouraging stock ownership by outside directors of Cubist and to provide additional incentive for them to promote the success of Cubist’s business. Options granted under the Amended and Restated Directors’ Plan would not be incentive stock options.

Administration.   The Amended and Restated Directors’ Plan will be administered by the Compensation Committee. Subject to the provisions of the Amended and Restated Directors’ Plan, the Compensation Committee has complete authority to interpret the Amended and Restated Directors’ Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award agreements (which need not be identical), and to make all other determinations deemed necessary or advisable by it for the administration of the Amended and Restated Directors’ Plan.

Eligibility.   Only members of Cubist’s Board who are not employees or officers of Cubist may be granted Awards under the Amended and Restated Directors’ Plan.

Shares Subject to the Amended and Restated Directors’ Plan and to Outstanding Awards.   A total of 675,000 shares of common stock would be reserved for issuance under the Amended and Restated Directors’ Plan.

The number of shares of common stock covered by each outstanding Award under the Amended and Restated Directors’ Plan, the option exercise price of each option, the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a Company repurchase right, as well as the number of shares that may be awarded under the Amended and Restated Directors’ Plan, will be proportionately adjusted for any increase or decrease in the number of outstanding shares of common stock by reason of (i) the subdivision (e.g., split-up) or combination of such shares, (ii) any stock dividend payable in shares of common stock, or (iii) any reclassification of outstanding shares of common stock.

In the event that we are acquired, the Board shall have the authority to terminate all Awards granted pursuant to the Amended and Restated Directors’ Plan that remain unexercised, in the case of options, or subject to a risk of forfeiture, in the case of restricted stock, at the closing of that transaction. In the event of a reclassification or change of the outstanding shares of common stock or in the event of any consolidation or merger of Cubist with or into another company or in the event of any sale or conveyance to another company or entity of the property of Cubist as a whole or substantially as a whole, then (i) each option outstanding immediately prior to such reclassification, change, consolidation, merger, sale or conveyance shall become exercisable for shares of stock or other securities equivalent in kind and value to those shares of stock or other securities that the holder of such option would have received if he or she had exercised such option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares of stock or other securities (together with all other shares, stock and securities that thereafter would have been issued in respect thereof) to the time of the exercise of such option, and (ii) any risk of forfeiture applicable to any restricted stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance shall expire. The Compensation Committee, however, has the discretion to prevent such acceleration in the case of a consolidation, merger or sale of Cubist that the Compensation Committee deems not to be a change in corporate control.

Grant and Exercise of Options; Exercise Price.   Each non-employee director who is elected to the Board for the first time during the term of the Amended and Restated Directors’ Plan would be automatically granted, pursuant to the terms of the Amended and Restated Directors’ Plan itself, and without any action required by such non-employee director, the Compensation Committee or the Board, on such director’s first election date, an option to purchase 10,000 shares of common stock. In addition, each non-employee director that continues to serve as a director at the close of business on the date of the Annual Meeting of Stockholders, is automatically granted pursuant to the terms of the Amended and Restated Directors’ Plan itself (and without any action required by such non-employee director, the Compensation Committee or the Board), on such business day, a stock option in an amount previously determined by the Board. The Chairman of the Board, if any, would receive twice as many options in the initial grant upon joining the Board as a regular, non-employee director, and the Lead Director, if any, would receive one-and-a-half times as many options in the initial grant upon joining the Board as a regular, non-employee director.

The exercise price of each formula option would be equal to the fair market value of the common stock on the applicable grant date, which will be deemed to be equal to the closing price of a share of common stock on such date, as reported on the Nasdaq National Market, or if no trades were reported on such date, the closing price of a share of common stock on the most recent trading day preceding such date on which a trade occurred. The term of each formula option would be ten years from the applicable grant date. Initial grants would be exercisable in three equal installments, with the first installment occurring on the first anniversary of the grant date and the second and third installments occurring on the second and third anniversary of the grant date, respectively. Annual grants to directors shall be exercisable according to a schedule determined by the Board in its sole discretion.

Method of Exercise of Options.   An optionee would exercise an option under the Amended and Restated Directors’ Plan by giving written notice of exercise to us, accompanied by (i) a check or bank draft payable to the order of Cubist in an amount equal to the aggregate exercise price for the shares of common stock being purchased by the optionee, (ii) shares of common stock having a fair market value equal to the aggregate exercise price for the shares of common stock being purchased by the optionee. No Holder shall be permitted to effect payment of any amount of the option price of the shares of common stock by executing and delivering a promissory note.

Upon exercise of any option by an optionee, we will have the right to require such optionee to remit to us an amount sufficient to satisfy federal, state, local, employment or other tax withholding requirements if and to the extent required by law (whether so required to secure for Cubist an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates representing any shares of common stock purchased by such optionee pursuant to such exercise. The Compensation Committee may permit such optionee to satisfy such tax withholding requirements by delivering to us shares of common stock having a fair market value equal to the amount to be withheld.

In lieu of delivering a check, bank draft or other shares of common stock in connection with any exercise of any option, an optionee would be able, unless prohibited by applicable law, to elect to effect payment in connection with such exercise by means of a “cashless” exercise. To effect a cashless exercise, an optionee must include with the written notice of exercise (i) irrevocable instructions to deliver for sale to a registered securities broker acceptable to us a number of shares of common stock subject to the option being exercised sufficient, after brokerage commissions, to cover the aggregate exercise price payable with respect to such shares and, if the optionee further elects, the optionee’s withholding obligations, if any, with respect to such exercise, together with (ii) irrevocable instructions to such broker to sell such shares and to remit directly to us such aggregate exercise price and, if the optionee has so elected, the amount of such withholding obligations. We will not be required to deliver to such securities broker any stock certificate for such shares until we have received from the broker such aggregate exercise price and, if the optionee has so elected, the amount of such withholding obligations.

The right of any optionee to exercise an option and the obligation of Cubist to issue shares of common stock upon exercise of such option will be subject to compliance with all of the terms of the Amended and Restated Directors’ Plan and the applicable stock option agreement evidencing such option. If any law or applicable regulation of the SEC or other body having jurisdiction shall require us or the optionee to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares will be postponed until completion of the necessary action, which shall be taken at our expense.

Acceleration of Exercisability of Options.   The Compensation Committee will be able to accelerate the exercisability of any option in whole or in part at any time.

Method of Awarding of Restricted Stock.   Shares of restricted stock shall be issued under the Amended and Restated Directors’ Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Compensation Committee. Each director receiving a restricted stock Award shall be issued a stock certificate in respect of such shares of restricted stock. The Compensation Committee may require that the stock certificates evidencing shares of restricted stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the director to whom such restricted stock Award was granted deliver a stock power, endorsed in blank, relating to the stock covered by such Award.

For a period of time established by the Compensation Committee, shares of restricted stock shall be subject to limitations on transferability and a risk of forfeiture arising on the basis of such conditions related to the performance of services, Company or affiliate performance or otherwise as the Compensation Committee may determine and provide for in the applicable Award agreement. Any such risk of forfeiture may be waived or terminated, or the restriction period shortened, at any time by the Compensation Committee on such basis as it deems appropriate.

If and when the restriction period expires without a prior forfeiture of the restricted stock, the certificates for such shares shall be delivered to the director holding such restricted stock promptly if not theretofore so delivered.

Transferability of Awards.   Awards under the Amended and Restated Directors’ Plan will not be transferable, except by will or the laws of descent and distribution or except to the extent authorized and permitted by the Compensation Committee. In granting its authorization and permission to any proposed transfer of an Award to a third party, the Compensation Committee may impose conditions or requirements that must be satisfied by the transferor or the third party transferee prior to or in connection with such transfer.

Termination of Association with Cubist.   If an optionee under the Amended and Restated Directors’ Plan ceases to be a director of Cubist or its subsidiaries for any reason other than death, any option held by such optionee or a permitted transferee of such optionee may only be exercised, if at all, by such optionee or such permitted transferee, as the case may be, at any time within 90 days after such cessation, but only to the extent exercisable at the time of such cessation and in no event after the expiration of the term of such option. If an optionee dies, any option held by such optionee or a permitted transferee of such optionee may be exercised by such optionee, such optionee’s executor or administrator or such permitted transferee, as the case may be, at any time within the shorter of the term of such option or 12 months after the date of retirement or death, but only to the extent exercisable at death. Options that are not exercisable at the time of such cessation, or which are so exercisable but are not exercised within the time periods described above, shall terminate. If a holder of a restricted stock Award ceases to be a director of Cubist or its subsidiaries for any reason other than death, any Awards of restricted stock held by such director at such time shall be forfeited or otherwise subject to return to or repurchase by Cubist on the terms specified in the applicable Award agreement.

In the event that the applicable Award agreement with respect to any Award contains specific provisions governing the effect that any such cessation will have on the exercisability of such Award or in the event that the Board, the Compensation Committee or any other committee of the Board composed of outside directors that are disinterested on the matter at any time adopts specific provisions governing the effect that any such cessation will have on the Award, then such provisions will, to the extent they are inconsistent with the Amended and Restated Directors’ Plan, control and be deemed to supersede any conflicting provisions of the Amended and Restated Directors’ Plan.

Rights in Option Stock and Restricted Stock.   An optionee will have no rights as a stockholder merely by holding options which have not been exercised for shares of common stock. Except as otherwise provided in the Amended and Restated Directors’ Plan or the applicable Award agreement, at all times prior to lapse of any risk of forfeiture applicable to, or forfeiture of, an Award of restricted stock, a director holding an Award of restricted stock shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of restricted stock. The Compensation Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Compensation Committee so determines, reinvested in additional restricted stock.

Term and Termination of the Amended and Restated Directors’ Plan; Amendment.   Awards under the Amended and Restated Directors’ Plan cannot be granted later than June 30, 2012. The Board may, at any earlier time, terminate the Amended and Restated Directors’ Plan or make such modifications of the Amended and Restated Directors’ Plan as it shall deem advisable. No termination or amendment of the Amended and Restated Directors’ Plan which (a) reduces the number of shares of stock subject to Awards, (b) increases the option price, or (c) changes the vesting schedule may adversely affect the rights of the recipient under such Award. Additionally, no repricing of outstanding Awards shall be permitted under the Amended and Restated Directors’ Plan without first receiving approval from the holders of a majority of the outstanding shares of common stock.

Federal Tax Consequences to Cubist and to the Award Recipient

The following summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations, administrative rulings and judicial decisions construing the provisions of the Code. The Code is subject to amendment, and to differing administrative or judicial interpretation. This summary describes only the principal tax consequences in the circumstances described and does not take into account special rules that might apply in limited cases (including, without limitation, an optionee or grantee that holds shares other than as a capital asset).

Further, Internal Revenue Service, or IRS, regulations provide that, for the purpose of avoiding certain penalties under the Internal Revenue Code, taxpayers may rely only on opinions of counsel that meet specific requirements set forth in the regulations, including a requirement that such opinions contain extensive factual and legal discussion and analysis. Any tax advice that may be contained in this document does not constitute an opinion that meets the requirements of the regulations. Any such tax advice therefore cannot be used, and was not intended or written to be used, for the purpose of avoiding any federal tax penalties that the IRS may attempt to impose. Because any such tax advice could be viewed as a “marketed opinion” under the IRS regulations, those regulations require this document to state that any such tax advice was written to support the “promotion or marketing” of the matters set forth in this document.

Optionees and recipients of restricted stock Awards under the Amended and Restated Directors’ Equity Incentive Plan should therefore consult their own tax advisors as to the specific consequences under federal tax law in their particular circumstances, and under other tax laws, such as foreign, state or local tax laws, which are not addressed below.

For purposes of this summary, we assumed that no Award will be considered “deferred compensation” as that term is defined for purposes of the federal tax rules governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any Award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). If an Award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of the Award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

Options

Grants.   Optionees will not have to report any taxable income when they receive an option under the Amended and Restated Directors’ Plan.

Exercise with Cash.   If the exercise price is paid in cash, the optionee will be treated as receiving compensation income in an amount equal to the excess of the value of the shares on the date of exercise of the option over the exercise price. The basis in the shares for purposes of determining taxable gain or loss on any later sale, will then be equal to the exercise price plus the compensation income that was recognized.

Exercise with Stock.   If the exercise price is paid by delivering shares that are already owned by the optionee, the exercise will be treated, in part, as a nontaxable exchange of shares. As in the case of a cash exercise, the optionee will be treated as receiving compensation income in an amount equal to the excess of the value of the shares received, as of the date of exercise of the option, over the exercise price. For the purpose of determining the basis and holding period of the shares received, however, those shares will be divided into two portions. A portion equal in value to the shares exchanged will have a basis equal to the basis of the shares delivered in satisfaction of the exercise price, and will have a holding period that includes the period for which the exchanged shares were held. The remaining shares will have a basis equal to the compensation income that was recognized, and a holding period beginning on the exercise date.

Cashless Exercise.   In the case of a cashless exercise, the optionee will be treated as if he or she had paid the exercise price in cash, and had sold a portion of the shares received sufficient, after brokerage commissions, to fund the payment of the exercise price (and, if applicable, any withholdings). As in the case of a cash exercise, the optionee will be treated as receiving compensation income in an amount equal to the excess of the value of the shares received, as of the date of exercise of the option, over the exercise price, and the shares received will have an aggregate basis equal to the sum of the exercise price and the amount of such compensation income. The sale of the shares will generate a short-term capital gain or loss equal to the difference between the amount of cash raised in the sale and the adjusted basis of the shares sold (which will generally be equal to the fair market value of the shares on the exercise date).

Sale of Shares.   An optionee also generally will have to report taxable gain or loss upon the sale or other disposition of the shares received. The amount of gain or loss realized will be measured by the difference between the amount received in the sale or other disposition and the holder’s basis in the shares. Any such gain or loss will be a long-term capital gain or loss if the holder has held the shares for more than twelve months, and otherwise will be a short-term capital gain or loss.

Restricted Stock

Grant and Lapse of Restrictions.   When a recipient receives an Award of restricted stock which is subject to a substantial risk of forfeiture the recipient will not have to report any taxable income except as follows:

•       If the recipient makes an “83(b) election” (described below), at the date he or she receives the restricted stock Award, the recipient will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any. Value is determined without regard to the risk of forfeiture that applies to the Award.

•       If the recipient does not make an “83(b) election” (described below), at the date or dates the substantial risk of forfeiture which applies to such Award expires, the recipient will have to report compensation income equal to the difference between the then value of the shares and the price paid for the shares, if any.

83(b) Elections.   An 83(b) election is a special tax election one can make to have any risk of forfeiture that otherwise applies to a restricted stock Award disregarded for tax purposes. An 83(b) election has three effects. First, the recipient will have to report compensation income, if any, at the time he or she receives the shares rather than later as the risk of forfeiture expires. Second, the amount of the recipient’s compensation income will be based on the value of the shares when he or she receives the shares (disregarding the risk of forfeiture) rather than based on the value as the risk of forfeiture expires. Third, the date the recipient is first treated as holding the shares for purposes of later determining the tax rates that apply to capital gains or losses, which will be the date the recipient receives the Award rather than the date or dates the risk of forfeiture which applies to the Award expires. An 83(b) election must be made within 30 days of receiving a restricted stock Award, and generally cannot be revoked once made.

Sale of Shares.   The recipient may have to report taxable gain or loss when he or she sells the shares received as a restricted stock Award. The amount of gain or loss the recipient must report will be measured by the difference between the amount he or she receives on selling those shares and the basis in the shares. The basis in the shares is the amount the recipient paid for the shares, if any, plus the amount of compensation income the recipient previously reported in connection with the restricted stock Award. Any such gain or loss will be a capital gain or loss. Any such gain will qualify for lower tax rates than the rates which apply to compensation income if the recipient held the Awarded shares more than one year after the date he or she received the shares, if the recipient makes an 83(b) election, or the date or dates the risk of forfeiture which applies to the Award expires, otherwise.

Forfeiture of Shares.   If the recipient should forfeit the restricted stock Award, he or she will have to report taxable gain or loss based on the difference between the amount he or she paid for the Award and the amount the recipient receives on forfeiture, if anything. That gain or loss will be an ordinary gain or loss if the recipient did not make a Section 83(b) election, and capital gain or loss if the recipient did make a Section 83(b) election. Note that if the recipient makes an 83(b) election and the shares are subsequently forfeited, only the amount paid for the shares, and not any amount of compensation income recognized because of the Section 83(b) election, will be taken into account for purposes of determining the capital gain or loss.

Section 16

Shares acquired upon exercise of an option or pursuant to a purchase of restricted stock, may be considered subject to a substantial risk of forfeiture for tax purposes for any period during which the sale of such shares at a profit could subject the seller to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended. The existence of a substantial risk of forfeiture will affect the tax consequences described above. Holders should consult their own tax advisors regarding the existence of a substantial risk of forfeiture, the time at which such risk may deemed to lapse, and the associated tax consequences of the exercise of an option or the receipt of restricted stock.

Deductions; Tax Withholding.

Cubist will generally be entitled to deduct a compensation expense equal to the amount of compensation income recognized by an optionee or a purchaser of restricted stock under the Amended and Restated Directors’ Plan. Cubist will also be required to report the amount of such compensation to the IRS. Because grants under the Amended and Restated Directors’ Plan are limited to our non-employee directors, Cubist will not be required to withhold income and employment taxes based on such compensation.

Federal Gift and Estate Tax Consequences of Transfers.

In the event the Compensation Committee provides for or approves a transfer of an Award, the transfer of a non-statutory option or a restricted stock Award to a family member is a gift. As a result, on such a transfer the grantor may have to pay a federal gift tax unless the annual exclusion for small gifts ($11,000 in 2005) per donor to any donor, or the lifetime exclusion per donor ($1,000,000), will apply. The value of the gift is calculated at the time of gift using an analysis such as the Black-Scholes analysis. The grantor should be aware that the IRS believes that the transfer of an option has not occurred for gift tax purposes until the option is exercisable. The IRS may also take the same position as to the transfer of a restricted stock Award prior to the date the risk of forfeiture which applies to that Award lapses.

Vote Required; Board Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2006 Annual Meeting.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 3

CORPORATE PERFORMANCE GRAPH

The following graph compares the performance of our common stock to the Nasdaq Stock Market (U.S.) and to the Nasdaq Pharmaceutical Index from December 31, 2000 through December 31, 2005. The comparison assumes $100 was invested on December 31, 2000 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The points on the graph are as of December 31 of the year indicated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our executive officers have received retention letters, which can be viewed in our filings with the SEC. These retention letters provide certain protections to these executive officers in the event of their termination. We believe that these retention letters assist us in attracting and retaining top executive talent. The retention letters are not employment agreements, and our executive officers are employees at will. Any benefits afforded to our executive officers under these retention letters are contingent upon Cubist receiving an executed release of claims from the executive officer. The retention letters have a term of three years, except in the event of a change of control (as defined in the retention letter), in which case they have a term of two years from the date of the change of control. Mr. Bonney’s retention letter and the retention letters provided to other executive officers are summarized below.

Mr. Bonney.   If Mr. Bonney’s employment is terminated without cause (as defined in the retention letter) by Cubist or a successor in interest, then he is entitled to severance pay in an amount equal to twenty-four months of his then-current annual base salary and, provided that he pays his portion for medical and dental insurance coverage, the maintenance of such coverage for a period of up to twenty-four months after the termination of his employment. If, within twenty-four months after a change of control, Mr. Bonney’s employment is terminated (a) without cause by Cubist or a successor in interest or (b) for good reason (as defined in the retention letter) by Mr. Bonney, then he is entitled to severance pay in an amount equal to twenty-four months of his then-current annual base salary, one year’s bonus (as defined in the retention letter), the immediate vesting of any unvested Cubist stock options granted to him prior to the change of control, and, provided that he pays his portion for medical and dental insurance coverage, the maintenance of such coverage for a period of up to twenty-four months after the termination of his employment.

Other executive officers.   Dr. Eisenstein, Mr. Fellows, Dr. Fetzer, Mr. Guiffre, Mr. McGirr, Mr. Perez and Dr. Tally each have received a retention letter. If the executive officer’s employment is terminated without cause (as defined in the retention letter) by Cubist or a successor in interest, then he is entitled to severance pay in an amount equal to eighteen months of his then-current annual base salary and, provided that he pays his portion for medical and dental insurance coverage, the maintenance of such coverage for a period of up to eighteen months after the termination of his employment. If, within twenty-four months after a change of control, the executive officer’s employment is terminated (a) without cause by Cubist or a successor in interest or (b) for good reason (as defined in the retention letter) by the executive officer, then he is entitled to severance pay in an amount equal to eighteen months of his then-current annual base salary, one year’s bonus (as defined in the retention letter), the immediate vesting of any unvested Cubist stock options granted to him prior to the change of control, and, provided that he pays his portion for medical and dental insurance coverage, the maintenance of such coverage for a period of up to eighteen months after the termination of his employment.

We have adopted a policy that all significant transactions between Cubist and its officers, directors and affiliates must (i) be approved by a majority of those members of our Board that are not parties directly, or indirectly through affiliates, to such transactions and (ii) be on terms no less favorable to Cubist than could be obtained from unrelated third parties.

For a description of certain transactions and certain employment and other arrangements between Cubist and certain of its directors and executive officers, see “Compensation of Directors” and “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, Cubist’s directors, its executive officers, and persons holding more than 10% percent of the common stock are required to report their ownership of the common stock and any changes in that ownership to the SEC. Such directors, officers, and 10% holders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established, and we are required to report in this Proxy Statement any failure to file by such dates during 2005. To our knowledge, all of these filing requirements were satisfied by our directors, officers and 10% holders except with respect to one exercise of options for Dr. Michael B. Wood, which was not reported on time on a Form 4 but was instead reported on a Form 5.

In making these statements, Cubist has relied upon the written representations of its directors, officers and its 10% holders and copies of the reports that they have filed with the SEC.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to examine the financial statements of Cubist for the fiscal year 2006. That selection was ratified by our Board, and our stockholders are being asked to ratify that selection at our 2006 Annual Meeting. For 2005, in addition to audit services, PricewaterhouseCoopers LLP provided tax advisory services to Cubist. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. We understand the need for PricewaterhouseCoopers LLP to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of PricewaterhouseCoopers LLP, our Audit Committee has restricted the non-audit services that PricewaterhouseCoopers LLP may provide to us primarily to tax services and merger and acquisition due diligence and audit services.

The aggregate fees billed for professional services by PricewaterhouseCoopers LLP for 2005 and 2004 for these various services were:

Types of Fees	2004	2005
Audit Fees(1)	$495,450	$501,150
Audit-Related Fees(2)	0	0
Tax Fees(3)	9,740	246,642
All Other Fees(4)	1,500	1,500
Total	$506,690	$749,292

(1)          Audit Fees consist of fees for professional services for the audit of Cubist’s consolidated financial statements and internal control over financial reporting included in our Annual Report on Form 10-K, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. The Audit Committee approved all Audit Fees for 2005 and 2004. The Audit Fees for 2004 include $44,000 which was not included in the 2004 Audit Fees in Cubist’s Proxy Statement filed on April 20, 2005 because this amount was billed in 2005 for services provided relating to the 2004 audit.

(2)          Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of Cubist’s financial statements and which are not reported under “Audit Fees.”

(3)          Tax Fees consist of fees for tax advice services relating to employee payroll tax research, a Massachusetts state tax audit, foreign employee tax advice, and other strategic tax advice. The Audit Committee approved all Tax Fees for 2005 and 2004.

(4)          All Other Fees are billed by PricewaterhouseCoopers LLP to Cubist for any services not included in the first three categories. The Audit Committee approved all All Other Fees for 2005 and 2004.

STOCKHOLDER PROPOSALS

All stockholder proposals that are intended to be presented at the 2007 Annual Meeting of Stockholders of Cubist must be received by Cubist not less than ninety days nor more than one hundred and twenty days prior to the 2007 Annual Meeting of Stockholders in order that they be considered for inclusion in the Board’s proxy statement and form of proxy relating to that Annual Meeting of Stockholders.

OTHER BUSINESS

The Board knows of no other business to be acted upon at the 2006 Annual Meeting. However, if any other business properly comes before the 2006 Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the 2006 Annual Meeting, please sign the proxy and return it in the enclosed envelope, or vote by telephone or on the Internet by following the instructions on the enclosed proxy card.

ANNUAL REPORT ON FORM 10-K

A copy of Cubist’s Annual Report on Form 10-K for the year ended December 31, 2006 is being furnished to stockholders together with this Proxy Statement. Copies of the Annual Report on Form 10-K are available without charge to each stockholder upon written request to Secretary, Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, MA 02421.

Dated:  April 26, 2006

Appendix A

CUBIST PHARMACEUTICALS, INC.

AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER
Effective December 13, 2005

A.                Charter.

This charter (this “Charter”) governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Cubist Pharmaceuticals, Inc. (the “Company”). At least annually, the Committee shall review and reassess this Charter and recommend any proposed changes to the Board for approval.

B.               Purpose of Committee.

The Committee shall be appointed by the Board to:

(1)                provide assistance to the corporate directors in fulfilling their responsibility to the stockholders, potential stockholders, and others in the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial statements of the Company;

(2)                be directly responsible for the appointment, compensation, and oversight of the Company’s independent auditors;

(3)                provide Board-level oversight to the Company’s internal auditors;

(4)                monitor the Company’s compliance with legal and regulatory requirements; and

(5)                produce an annual report of the Audit Committee which shall be included in the Company’s annual proxy statement pursuant to applicable rules and regulations promulgated from time to time.

C.               Members and Qualifications.

(1)                The members of the Committee shall be appointed and replaced by the Board upon the recommendation of the Company’s Corporate Governance and Nominating Committee. The Committee shall be composed of at least three directors, each of which is independent from the management of the Company. The Corporate Governance and Nominating Committee shall make an affirmative determination that the members of the Committee meet applicable standards of independence as defined by Nasdaq and the Securities Exchange Commission.

At least three members of the Committee shall be conversant with the terms and terminology of accounting and finance, of which at least one member shall have accounting or related financial management expertise. In determining whether an individual is a “financial expert,” the Committee may consider whether a person has experience as a public accountant or auditor, or as a principal financial officer, comptroller, or principal accounting officer of a public company.

(2)                The Chairman of the Committee shall be appointed and replaced by the Board upon the recommendation of the Corporate Governance and Nominating Committee.

D.              Meetings.

(1)                The Committee shall meet separately from the Board; provided, however, the Committee may meet immediately before or after any meeting of the Board.

(2)                The Committee may hold meetings at such times and locations as the Committee may determine. The Committee shall meet as often as deemed necessary in order to perform its responsibilities, but in no event less than five times per year.

(3)                At any meeting of the Committee, a majority of its members shall constitute a quorum. When a quorum is present at any meeting, a majority of Committee members present may take any action, except where a larger vote is expressly required by law or by the Certificate of Incorporation of the Company, as amended from time to time, or by the By-laws of the Company, as amended from time to time.

(4)                The Committee may establish rules and procedures for the conduct of its meetings that are consistent with this Charter.

(5)                The Committee shall regularly have “executive sessions” with representatives from the Company’s independent auditors without members of management present. The Committee may also have “executive sessions” with the Company’s Chief Financial Officer, General Counsel, Chief Compliance Officer, internal auditors, or other personnel, as the Committee deems appropriate or as requested by such personnel.

E.               Committee Authority and Responsibilities.

(1)                The Committee is responsible for the appointment, compensation, and oversight of the Company’s independent auditors, who shall report directly to the Committee.

(2)                Because the independent auditors are ultimately accountable to the Board, the Committee shall recommend to the Board the appointment of the independent auditors. In making such recommendation, the Committee shall consider the independence and effectiveness of the independent auditors.

(3)                The Committee shall receive from any potential auditor a written statement of all relationships of the auditor to the Company.

(4)                The Committee shall meet with the independent auditors with, and separately from, management to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

(5)                The Committee shall obtain satisfaction that the audit fee is appropriate and that the corporation will receive a complete and comprehensive audit for such fee.

(6)                The Committee will pre-approve any permissible non-audit services proposed to be provided to the Company by the independent auditors.

(7)                The Committee shall review the results of the independent auditors’ annual audit, including any comments or recommendations of the independent auditors.

(8)                The Committee shall review with independent auditors and the corporation’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

(9)                The Committee shall review the financial statements contained in the annual report on Form 10-K and quarterly reports on Form 10-Q, prior to their issuance, and management shall confirm to the Committee that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented therein. Any changes in accounting principles will be reviewed.

(10)         The Committee shall require at each meeting of the Committee a report from the independent auditors meeting the requirements of Section 204 of the Sarbanes-Oxley Act regarding critical accounting policies, alternative ways to disclose information, and material written communications between the independent auditors and management.

(11)         The Committee shall review all significant accounting judgements.

(12)         The Committee shall review separately with each of management and the independent auditors any significant disputes between management and the independent auditors that arose in connection with the preparation of the financial statements.

(13)         The Committee shall discuss with the independent auditors their evaluation of the corporation’s financial, accounting, and internal auditing personnel as well as the cooperation that the independent auditors received during the course of their work.

(14)         The Committee shall review the corporation’s compliance with law, regulation, and significant corporate policies, including its Code of Conduct and Ethics.

(15)         The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, or the confidential, anonymous submission by employees regarding questionable accounting practices.

(16)         The Committee shall investigate any matter brought to its attention within the scope of its duties, with or without outside counsel, as appropriate.

(17)         The Committee shall produce an annual report of the Audit Committee which shall be included in the Company’s annual Proxy Statement pursuant to applicable rules and regulations promulgated from time to time.

(18)         The Committee shall review and approve all related party transactions.

(19)         Except for operating leases (including facility leases) and other similar immaterial financing arrangements enterered into the ordinary course, the Committee shall review and approve all off balance sheet transactions.

(20)         The Committee may form and delegate authority to sub-committees, if and when appropriate.

(21)         The Committee shall make regular reports to the Board, as appropriate, but in no event less than annually.

(22)         The Committee shall have authority to obtain advice and assistance from internal or external legal advisors and other advisors.

(23)         The Committee shall have the resources and authority appropriate to discharge its responsibilities in accordance with this Charter.

(24)         Costs incurred by the Committee in performing its functions under this Charter shall be borne by the Company, subject to prior approval by the Board or the CEO of any significant expense other than the independent auditor fees. Any significant expenses incurred by the Committee shall be reported to the Board.

(25)         The Committee shall maintain flexible policies and procedures in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

F.                Effectiveness of the Committee.

On a regular basis, as appropriate, but in no event less often than annually, the Committee shall consider whether it should take any steps to improve the effectiveness of the Committee including, among other things, whether this Charter should be modified.

Appendix B

CUBIST PHARMACEUTICALS, INC.

AMENDED AND RESTATED
2002 DIRECTORS’ EQUITY INCENTIVE PLAN

(Adopted by the Board of Directors on March 5, 2002, effective upon ratification and approval by the stockholders of the Company on June 13, 2002, and amended and restated upon ratification and approval by the stockholders of the Company on June 10, 2003 and June 10, 2004. First Amendment effective upon approval by the Board of Directors on August 2, 2005. Amended and restated and renamed upon ratification and approval by the stockholders of the Company on June 8, 2006).

The options granted under this Amended and Restated 2002 Directors’ Equity Incentive Plan are not intended to be treated as “incentive stock options” within the meaning of Section 422 of the Code.

1.     Definitions.   As used in this Amended and Restated 2002 Directors’ Equity Incentive Plan of Cubist Pharmaceuticals, Inc., the following terms shall have the following meanings:

1.1.  Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option, that as of the relevant time of reference such Option will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; and (b) when used with respect to Restricted Stock, that the Risk of Forfeiture otherwise applicable to the Stock will expire with respect to some or all of the shares of Restricted Stock for which it was not then still otherwise subject to the Risk of Forfeiture.

1.2   Award means any grant or sale, pursuant to the Plan, of Options or Restricted Stock.

1.3   Award Agreement means an Option Agreement or any other agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

1.4.  Board means the Company’s Board of Directors.

1.5.  Change in Corporate Control means (1) the closing of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger or consolidation which the holders of Stock immediately prior to the merger or consolidation will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or consolidation as before the merger or consolidation, or (B) any sale, lease, exchange, or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, or (2) the date on which any “person” (as defined in Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or employee benefit plan or trust maintained by the Company or any of its Subsidiaries shall become (together with its “affiliates” and “associates,” as defined in Rule 12b-2 under the Exchange Act) the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 100% of the Stock outstanding at the time, with the prior approval of the Board, or (3) a Hostile Change in Corporate Control.

1.6.  Code means the United States Internal Revenue Code of 1986, as amended.

1.7.  Company means Cubist Pharmaceuticals, Inc., a Delaware corporation.

1.8.  Compensation Committee means a committee comprised of two or more Outside Directors, appointed by the Board, and vested by the Board with the power and authority to administer the Plan in accordance with the provisions of Section 5.

1.9.  Exchange Act means the Securities Exchange Act of 1934, as amended.

1.10.  Eligible Director means a director of one or more of the Company and its Subsidiaries who is not also an employee or officer of one or more of the Company and its Subsidiaries.

1.11.  Fair Market Value means on any date (i) if the Stock is traded on a stock exchange, the closing price on the date in question or, if no trades were reported on such date, the closing price on the most recent trading day preceding such date on which a trade occurred, and (ii) if the Stock is not traded on a stock exchange or on the Nasdaq National Market, the value of a Share on such date as determined by the Board or the Compensation Committee.

1.12.  Grant Date means the date as of which an Option is granted.

1.13.  Holder means, with respect to any Award, (i) the Eligible Director to whom such Award shall have been granted under the Plan, or (ii) any transferee of such Award to whom such Award shall have been transferred in accordance with the provisions of Section 13.

1.14.  Hostile Change in Corporate Control means the date on which any “person” (as defined in Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or employee benefit plan or trust maintained by the Company or any of its Subsidiaries shall become (together with its “affiliates” and “associates,” as defined in Rule 12b-2 under the Exchange Act) the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the Stock outstanding at the time, without the prior approval of the Board.

1.15.  Incentive Option means an “incentive stock option” within the meaning of Section 422 of the Code.

1.16.  Incumbent Directors means, in the case of a Hostile Change in Corporate Control, those individuals who were members of the  Board immediately prior to such Hostile Change in Corporate Control.

1.17.  Option means an option granted under the Plan to purchase Shares.

1.18.  Option Agreement means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

1.19.  Option Price means the price paid by an Optionee for a Share upon exercise of an Option.

1.20.  Optionee means a person eligible to receive an Option, to whom an Option shall have been granted under the Plan.

1.21.  Outside Director shall mean a member of the Board who is not an officer, employee or consultant of the Company or any Subsidiary.

1.22   Plan means this Amended and Restated 2002 Directors’ Equity Incentive Plan of the Company, as amended from time to time.

1.23   Restricted Stock means Shares sold to an Eligible Director under the Plan that are subject to a Risk of Forfeiture or other restrictions.

1.24   Restriction Period means the period of time, established by the Compensation Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

1.25   Risk of Forfeiture means a limitation on the right of the Eligible Director to retain Restricted Stock, including a right of the Company to reacquire shares of Restricted Stock at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

1.26.  Securities Act means the United States Securities Act of 1933, as amended.

1.27.  Shares means shares of Stock.

1.28.  Stock means common stock, $.001 par value per share, of the Company.

1.29.  Subsidiary means any corporation which qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424(f) of the Code.

2.   Purpose.   This Plan is intended to promote the recruiting and retention of highly qualified Eligible Directors, to strengthen commonality of interest between directors and stockholders by encouraging ownership of Stock by Eligible Directors, and to provide additional incentives for Eligible Directors to promote the success of the Company’s business. The Plan is not intended to be an incentive stock option plan within the meaning of Section 422 of the Code. None of the Options granted hereunder will be Incentive Options.

3.   Term of the Plan.   Awards may be granted hereunder at any time in the period commencing upon the effectiveness of the Plan pursuant to Section 19 and ending on June 30, 2012.

4.   Stock Subject to the Plan.   Subject to the provisions of Section 14 of the Plan, at no time shall the number of Shares issued pursuant to or subject to outstanding Awards granted under the Plan exceed 675,000 Shares. The shares of Stock to be issued under the Plan, will be made available, at the discretion of the Compensation Committee, from authorized but unissued Shares or Shares held by the Company in its treasury. If any Option expires, terminates or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased by the Company at less than its Fair Market Value, the Shares not purchased by the Optionee or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan.

5.   Administration.   The Plan shall be administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee’s determinations on the matters referred to in this Section 5 shall be final, binding and conclusive on all persons having or claiming an interest under the Plan or an Award made pursuant hereto. Notwithstanding anything expressed or implied in the Plan to the contrary, at any time and on any one or more occasions, the Board may itself exercise any of the powers and responsibilities assigned the Compensation Committee under the

Plan and when so acting shall have the benefit of all of the provisions of this Plan pertaining to the Compensation Committee’s exercise of its authorities hereunder.

6.   Eligibility.   Only Eligible Directors shall be granted Awards under the Plan.

7.   Options.

7.1.  Directors Elected For First Time.   Subject to the Plan’s effectiveness as set forth in Section 20, each Eligible Director who is elected to the Board during the term of the Plan (whether elected at an annual or special stockholders’ meeting or by action of the Board or written consent of stockholders without a meeting), and who prior to such election was never previously a member of the Board, shall be granted, on the date of such meeting or other appointment, an Option to purchase 10,000 Shares; provided, however, that if such Eligible Director is elected at such time to be Lead Director or Chairman of the Board (as such titles may be determined by the Board), then such Eligible Director shall be granted, on the date of such meeting or other appointment and in lieu of any such Option to purchase 10,000 Shares, an Option to purchase 15,000 Shares in the case of a Lead Director or 20,000 Shares in the case of the Chairman. Subject to Sections 10, 11 and 12, grants of Options under this Section 7.1 occur automatically without any action being required of the Optionee, the Compensation Committee, the Board, the Company or any other person, entity or body.

7.2.  Annual Grants.   Subject to the Plan’s effectiveness as set forth in Section 20, on the date of each annual meeting of stockholders of the Company commencing with the 2006 Annual Meeting of Stockholders of the Company, each Eligible Director who continues to be a director of the Company as of the close of business on the date of such annual meeting of stockholders shall be granted an Option on such business day, to purchase Shares in an amount set by resolution of the Board prior to such business day. Subject to Sections 10, 11 and 12, grants of Options under this Section 7.2 occur automatically without any action being required of the Optionee, the Compensation Committee, the Board, the Company or any other person, entity or body.

7.3.  Certain Terms of Options.   Each Option granted to an Optionee under this Section 7 shall have an exercise price equal to 100% of the Fair Market Value of the Stock on the applicable Grant Date. No Option granted pursuant to this Section 7 is intended to qualify as an Incentive Option. The grants shall be evidenced by Option Agreements containing provisions that are in all respects consistent with this Section 7. All of such Option Agreements shall contain identical terms and conditions, except as otherwise required or permitted by this Section 7.

7.4.  Option Period.   The option period for any Option granted pursuant to this Section 7 shall be ten years from the date of grant.

7.5.  Exercisability.   Each Option granted to an Eligible Director pursuant to Section 7.1 hereof (a “Section 7.1 Option”) shall become exercisable in twelve (12) equal quarterly installments, with the first installment becoming exercisable on the last day of the first full fiscal quarter following the Grant Date applicable to such Section 7.1 Option and an additional installment becoming exercisable on the last day of each of the eleven successive fiscal quarters following such first fiscal quarter; provided, however, that if the Optionee with respect to such Section 7.1 Option shall cease to be a director of the Company, then, notwithstanding anything in this Section 7.5 to the contrary and subject to Sections 7.6 and 12 hereof, such Section 7.1 Option shall thereafter be exercisable only with respect to those of such installments for which such Section 7.1 Option is exercisable, pursuant to this Section 7.5, at the time of such cessation. Each Option granted to an Eligible Director pursuant to Section 7.2 hereof (a “Section 7.2 Option”) shall be exercisable according to a schedule determined by the Board in its sole discretion (and not the Compensation Committee, notwithstanding the responsibilities assigned to the Compensation Committee pursuant to Section 5), provided, however, that if the Optionee with respect to such Section 7.2 Option shall cease to be a director of the Company, then, subject to Sections 7.6 and 12 hereof, such Section 7.2 Option shall thereafter be exercisable only with respect to those of such installments for which such Section 7.2 Option is exercisable, pursuant to this Section 7.5, at the time of such cessation.

7.6.  Certain Modifications of Options.   Notwithstanding anything in this Section 7 or any applicable Option Agreement to the contrary, in the case of an Option not otherwise immediately exercisable in full, the Compensation Committee may accelerate the exercisability of such Option in whole or in part at any time. In the event that the Compensation Committee accelerates the exercisability of any Option in whole or in part at any time, the Compensation Committee may require as a condition precedent to the effectiveness of any such acceleration that the holder of such Option shall enter into a written agreement with the Company providing, among other things, that the Shares subject to such Option shall, following their issuance upon exercise of such Option, be subject to a repurchase option in favor of the Company upon such terms as the Compensation Committee shall determine in its sole and absolute discretion.

8.   Exercise of Option.

(a)   An Option may be exercised only by giving written notice, in the manner provided in Section 19 hereof, specifying the number of Shares as to which the Option is being exercised, accompanied (except as otherwise provided in paragraphs (b) and (c) of this Section 8) by full payment for such Shares in the form of a check or bank draft payable to the order of the Company or other Shares with a current Fair Market Value equal to the Option Price of the Shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part thereof. Subject to the provisions of the Plan (including, without limitation, Sections 10, 11 and 12) or any applicable Option Agreement, within 30 days after receipt of such notice and payment, the Company shall deliver or cause to be delivered to the Holder a certificate or certificates for the number of Shares then being purchased by the Holder. Such Shares shall be fully paid and nonassessable.

(b)   In lieu of payment by check, bank draft or other Shares accompanying the written notice of exercise as described in paragraph (a) of this Section 8, a Holder may, unless prohibited by applicable law, elect to effect payment by including with the written notice referred to in paragraph (a) of this Section 8 irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Company that number of Shares subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate exercise price of such Option and, if the Holder further elects, the withholding obligations of the Optionee and/or such Holder pursuant to Section 12 with respect to such exercise, together with irrevocable instructions to such broker to sell such Shares and to remit directly to the Company such aggregate exercise price and, if the Holder has so elected, the amount of such withholding obligation. The Company shall not be required to deliver to such securities broker any stock certificate for such Shares until it has received from the broker such exercise price and, if the Holder has so elected, the amount of such withholding obligation.

(c)   No Holder shall be permitted to effect payment of any amount of the Option Price of the Shares to be purchased by executing and delivering to the Company a promissory note.

(d)   The right of the Holder to exercise an Option pursuant to any provision of this Section 8, and the obligation of the Company to issue Shares upon any exercise of an Option pursuant to this Section 8, is subject to compliance with all of the other provisions of the Plan (including, without limitation, Sections 10, 11 and 12) or any applicable Option Agreement.

9.   Restricted Stock.

9.1   Purchase Price.   Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Compensation Committee.

9.2   Issuance of Certificates.   Each Eligible Director receiving a Restricted Stock Award, subject to Section 9.3 below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Eligible Director, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Cubist Pharmaceuticals, Inc. Amended and Restated 2002 Directors’ Equity Incentive Plan and an Award Agreement entered into by the registered owner and Cubist Pharmaceuticals, Inc. Copies of such Plan and Agreement are on file in the offices of Cubist Pharmaceuticals, Inc.

9.3   Escrow of Shares.   The Compensation Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Eligible Director deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

9.4   Restrictions and Restriction Period.   During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or affiliate performance or otherwise as the Compensation Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Compensation Committee on such basis as it deems appropriate.

9.5   Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award.   Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Eligible Director shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. The Compensation Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Compensation Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 4.

9.6   Lapse of Restrictions.   If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Eligible Director promptly if not theretofore so delivered.

10.   Restrictions on Issue of Shares.

(a)   Notwithstanding any other provision of the Plan, if, at any time, in the reasonable opinion of the Company the issuance of Shares covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such Shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(1)   the Shares are at the time of the issue of such Shares effectively registered under the Securities Act; or

(2)   the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel or a no-action letter, each in form and substance reasonably satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such Shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable state securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

(b)   If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any Shares covered by an Award, or to qualify any such Shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each Holder, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(c)   All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Compensation Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.   Purchase for Investment.

(a)   Without limiting the generality of Section 10 hereof, if the Shares covered by an Award granted under the Plan have not been effectively registered under the Securities Act, the Company shall be under no obligation to issue any such Shares unless the Holder shall have made such written representations and covenants to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of ensuring that the issuance of such Shares will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to written representations that the Holder is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Shares.

(b)   Each Share to be issued pursuant to an Award granted pursuant to this Plan may bear a reference to the investment representation made in accordance with this Section 11 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such Shares of Stock.

12.   Withholding; Notice of Disposition of Stock Prior to Expiration of Specified Holding Period.

(a)   Whenever Shares are to be issued in satisfaction of an Award granted hereunder, the Company shall have the right to require the Award recipient and/or any subsequent Holder to remit to the Company an amount sufficient to satisfy federal, state, local, employment or other tax withholding requirements if, when and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such Shares. The obligations of the Company under the Plan shall be conditional on such payment and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

(b)   The Compensation Committee may, at or after grant, permit an Award recipient and/or subsequent Holder to satisfy any tax withholding requirements pertaining to the exercise of an Option or the receipt of shares of Restricted Stock by delivery to the Company of Shares (including, without limitation, Shares obtained pursuant to the Award that is creating the tax obligation) having a value equal to the amount to be withheld. The value of Shares to be so delivered shall be based on the Compensation Committee’s determination of the Fair Market Value of a Share on the date the amount of tax to be withheld is to be determined.

13.   Termination of Association with the Company.

(a)   If an Optionee ceases to be a director of the Company, and if applicable, its Subsidiaries, for any reason other than death of such Optionee, any Option held by such Optionee and/or any subsequent Holder may be exercised by such Optionee and/or such subsequent Holder at any time within 90 days after the termination of such relationship, but only to the extent exercisable at termination and in no event after the applicable option period. If an Optionee dies, any Option held by such Optionee and/or any subsequent Holder may be exercised by such Optionee, such subsequent Holder and/or the executor or administrator of such Optionee or such subsequent Holder at any time within the shorter of the applicable option period or 12 months after the date of the Optionee’s death, but only to the extent exercisable at the time of such Optionee’s death. Options which are not exercisable at the time of termination between the Company and the Optionee or which are so exercisable but are not exercised within the time periods described above shall terminate.

(b)   If an Eligible Director ceases to be a director of the Company, and if applicable, its Subsidiaries, for any reason other than death of such Eligible Director, any Awards of Restricted Stock held by such Eligible Director at such time shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement.

(c)   Notwithstanding anything to the contrary in this Section 13, in the event that (i) the applicable Award Agreement with respect to an Award shall contain specific provisions governing the effect that any termination of association with the Company shall have on the Award, or (ii) the Board shall at any time adopt specific provisions governing the effect that any such termination shall have on the Award, then such provisions shall, to the extent that they are inconsistent with the provisions of this Section 13, control and be deemed to supersede the provisions of this Section 13.

14.   Transferability of Awards.   Awards shall not be transferable; provided, however, that Awards shall be transferable by will or the laws of descent and distribution; and provided, further, that Awards may be transferred to a third party if and to the extent authorized and permitted by the Compensation Committee at the time of grant of such Awards or at any time thereafter. In granting its authorization and permission to any proposed transfer of an Award to a third party, the Compensation Committee may impose conditions or requirements that must be satisfied by the transferor or the third party transferee prior to or in connection with such transfer, including, without limitation, any conditions or requirements that may be necessary or desirable, in the sole and absolute discretion of the Compensation Committee, to ensure that such proposed transfer complies with applicable securities laws or to prevent the Company, such transferor or such third party transferee from violating or otherwise not be in compliance with applicable securities laws as a result of such transfer. The Compensation Committee may at any time and from time to time delegate to one or more officers of the Company the authority to permit transfers of Awards to third parties pursuant to this Section 14, which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Compensation Committee at any time and from time to time. The restrictions on transferability set forth in this Section 14 shall in no way preclude any Holder from effecting “cashless” exercises of an Option pursuant to, and in accordance with, Section 8(b) hereof.

15.   Adjustment Provisions.

15.1   Adjustment for Corporate Actions.   All of the share numbers set forth in the Plan reflect the capital structure of the Company as of March 5, 2002. If subsequent to such date the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities or property (including cash), or if subsequent to such date additional shares or new or different shares or other securities or property (including cash) are distributed with respect to or in exchange for shares of Common Stock or other securities upon the merger, consolidation, sale of all or substantially all the property or assets of the Company, sale of all of the outstanding Common Stock of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to shares of Common Stock, or other securities (each of the foregoing events an “Adjustment Event”), an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares or other securities subject to the provisions of Section 4, (ii)  the numbers and kinds of shares or other securities or property (including cash) subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right. Without limiting the generality of the foregoing provisions of this Section 15.1, upon the occurrence of an Adjustment Event, Holders of Options outstanding immediately prior to such Adjustment Event shall upon exercise of such Options at any time following such Adjustment Event be entitled to receive the shares of stock, other securities or property (including cash) that such

Holders would have received as a result of such Adjustment Event if such Holders had exercised such Options immediately prior to such Adjustment Event. The provisions of this Section 15.1 (including, without limitation, the immediately preceding sentence) shall apply successively with respect to multiple Adjustment Events that occur over time.

15.2   Change in Corporate Control.   Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of a Change in Corporate Control any then outstanding Awards shall Accelerate. For the purposes of the preceding sentence, (i) in the case of a Change in Corporate Control that is not a Hostile Change in Corporate Control, the Board (and not the Compensation Committee, notwithstanding the responsibilities assigned to the Compensation Committee pursuant to Section 5) shall have the discretion to exclude any such Change in Corporate Control from the application of the provisions of the immediately preceding sentence, and (ii) in the case of a Hostile Change in Corporate Control, a majority of the Incumbent Directors prior to such Hostile Change in Corporate Control shall have the discretion to exclude any such Change in Corporate Control from the application of the provisions of the immediately preceding sentence. To the extent Awards are not assumed, substituted or replaced upon a Change in Corporate Control that is not a Hostile Change in Corporate Control, the Board (and not the Compensation Committee, notwithstanding the responsibilities assigned to the Compensation Committee pursuant to Section 5) shall have the discretion to (a) terminate any outstanding Options to the extent not exercised prior to or simultaneously with such Change in Corporate Control and (b) cause any shares of Restricted Stock still subject to a Risk of Forfeiture immediately prior to such Change in Corporate Control to be forfeited or repurchased by the Company in accordance with the terms specified in the applicable Award Agreement. Upon a Change in Corporate Control, each outstanding Award will be appropriately adjusted simultaneously with such Change in Corporate Control in accordance with Section 15.1.

15.3   Dissolution or Liquidation.   Upon dissolution or liquidation of the Company each outstanding Option shall terminate, but the Optionee (if at the time in the employ of or otherwise associated with the Company or any of its Subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.

15.4   Related Matters.   Any adjustment in Awards made pursuant to this Section 15 shall be determined and made, if at all, by the Compensation Committee and shall include any correlative modification of terms, including of Option Prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock and other financial objectives which the Compensation Committee may deem necessary or appropriate so as to ensure the rights of the Holders are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 15. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares.

16.   Reservation of Stock.   The Company shall at all times during the term of the Plan and, without duplication, of any outstanding Awards reserve or otherwise keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan (if not then terminated) and such outstanding Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

17.   Limitation of Rights in Stock; No Special Employment or Other Rights.   A Holder shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares covered by an Award, unless and until a certificate shall have been issued therefor and delivered to the Holder or his agent. Any Stock issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation, and the By-laws of the Company, if any. Nothing contained in the Plan or in any Award Agreement shall confer upon any Eligible Director any right with respect to the continuation of his or her retention as a director to the Company (or any Subsidiary), or interfere in any way with the right of the Company (or any Subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such directorship or to increase or decrease the compensation of the Eligible Director from the rate in existence at the time of the grant of an Award.

18.   Termination and Amendment of the Plan.   The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Any termination of the Plan shall not affect the terms of any Award outstanding on the date of such termination. Unless the Board otherwise expressly provides and except to the extent otherwise provided in the next sentence, amendments of the Plan shall apply to all Awards outstanding on the date of such amendments to the same extent as if such amendments had been in effect at the time that each of such outstanding Awards were granted. Notwithstanding the foregoing, no amendment of the Plan may, without the consent of any recipient of an Award outstanding on the date of such amendment, (i) reduce the number of shares of Stock subject to such Award, (ii) increase the Option Price of such Award, or (iii) change the vesting schedule of such Award in a manner that adversely affects the rights of the recipient thereof. The Compensation Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, and provided, further, that no such amendment of such Award may, without the consent of the Holder thereof, (x) reduce the number of shares of Stock subject to such Award, (y) increase the Option Price, or (z) change the vesting schedule of such Award in a manner that adversely affects the rights of the recipient under such Award. Notwithstanding the foregoing, no repricing of outstanding Awards shall be permitted under the Plan without first receiving approval from the holders of Stock representing not less than a majority of the then outstanding Shares.

19.   Notices and Other Communications.   All notices and other communications required or permitted under the Plan shall be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Holder, at his or her residence address last filed with the Company, and (b) if to the Company, at 65 Hayden Avenue, Lexington, Massachusetts 02421, Attention: General Counsel or to such other persons or addresses as the Holder or the Company may specify by a written notice to the other from time to time. Copies of all notices sent to any Holder that is not the Award recipient shall also be sent to the Award recipient in the manner set forth in this Section 19.

20.   Effectiveness.   This Plan was originally entitled the “2002 Directors’ Stock Option Plan” and was first approved by the Board on March 5, 2002. The Plan was first ratified and approved by the stockholders of the Company on June 13, 2002. The Plan, as previously amended and restated, was ratified and approved by the stockholders on June 10, 2003 and on June 10, 2004. The First Amendment to the Plan was approved by the Board on August 2, 2005. A further amendment and restatement and renaming of the Plan as reflected hereby was ratified and approved by the stockholders of the Company on June 8, 2006.

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Annual Meeting Proxy Card					C0123456789	12345

A	Election of Class I Directors				PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold

01 - David W. Martin, Jr.	☐	☐

02 - Kenneth M. Bate	☐	☐

B	Issues
The Board of Directors recommends a vote FOR proposals 2 and 3.

	For		Against	Abstain	Please mark this box with an X if your address		☐
has changed and print the new address below.
2.	Ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2006. ☐		☐	☐

	For		Against	Abstain

3.	Ratify, adopt and approve the Amended and Restated 2002 Directors’ Equity Incentive Plan. ☐		☐	☐	Mark this box with an X if you have made		☐
comments below.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2006 Annual Meeting of Stockholders and related Proxy Statement.

Please date, sign as name appears above and return this proxy in the enclosed envelope, whether or not you expect to attend the annual meeting. You may nevertheless vote in person if you do attend. Executors, administrators, trustees, custodians, etc. should indicate capacity in which signing. When stock is held in the name of more than one person, each person should sign the proxy.

Signature 1 - Please keep signature within the box			Signature 2 - Please keep signature within the box		Date (mm/dd/yyyy)

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0 0 8 8 0 5 1	1 U P X	C O Y

001CD40001	00JKVE

Proxy - Cubist Pharmaceuticals, Inc.

Proxy Solicited by Board of Directors for the 2006 Annual Meeting of Stockholders on June 8, 2006

The undersigned hereby appoints David W.J. McGirr and Christopher D.T. Guiffre and each of them proxies, each with power of substitution, to vote at the 2006 Annual Meeting of Stockholders of CUBIST PHARMACEUTICALS, INC. to be held on June 8, 2006 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the ballot on the reverse side on the matters listed on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no contrary specification is made, this proxy will be voted for the election of nominees of the board of directors and upon such other business as may properly come before the meeting in the appointed proxies’ discretion.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on June 8, 2006.

THANK YOU FOR VOTING